UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
SCHEDULE 14A
(RULE 14a-101)
SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.      )
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WESCO INTERNATIONAL, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement)
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2008

NOTICE OF ANNUAL MEETING AND PROXY STATEMENT

WESCO INTERNATIONAL, INC.
225 West Station Square Drive, Suite 700
Pittsburgh, Pennsylvania 15219-1122

NOTICE
FOR 2008 ANNUAL MEETING OF STOCKHOLDERS

DATE AND TIME	Wednesday, May 21, 2008 at 2:00 p.m., E.D.T.

PLACE	WESCO International, Inc. Company Headquarters 225 West Station Square Drive Suite 700 Pittsburgh, PA 15219-1122

RECORD DATE	April 7, 2008

ITEMS OF BUSINESS
1. Elect Four Class III Directors for a three-year term expiring in 2011.
2. Approve the renewal and restatement of the WESCO International, Inc. 1999 Long-Term Incentive Plan.
3. Ratify the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the year ending December 31, 2008.
4. Transact any other business properly brought before the Annual Meeting.

Dear Fellow Stockholders:

I am pleased to invite you to attend our 2008 Annual Meeting of Stockholders which will be held on May 21, 2008, at WESCO International, Inc., Company headquarters located at 225 West Station Square Drive, Suite 700, Pittsburgh, Pennsylvania. Details regarding the items of business to be conducted at the Annual Meeting are described in the accompanying Proxy Statement.

We are sending you this Proxy Statement and proxy card on or about April 24, 2008. Our Board of Directors recommends that you vote in favor of the proposed items of business. You, as a stockholder of WESCO International, Inc., or your authorized representative by proxy, may attend the Annual Meeting. If your shares are held through an intermediary such as a broker or a bank, you should present proof of your ownership at the Annual Meeting. Proof of ownership could include a proxy from your bank or broker or a copy of your account statement. Stockholders of record at the close of business on April 7, 2008 will be entitled to vote at our Annual Meeting or any adjournments of the meeting.

You have a choice of voting over the Internet, by telephone, or by returning the enclosed proxy card. You should check your proxy card or information forwarded by your bank, broker or other holder of record to see which options are available to you. In order to assure a quorum, it is important that you complete, sign, date and return your proxy in the enclosed envelope or vote over the Internet or by telephone whether or not you plan to attend the meeting.

Thank you for your ongoing support of WESCO.

By order of the Board of Directors,

MARCY SMOREY-GIGER
Corporate Secretary

i

INTERNET ACCESS TO THIS PROXY STATEMENT

IMPORTANT NOTICE
REGARDING THE AVAILABILITY OF PROXY MATERIALS
FOR THE STOCKHOLDER MEETING TO BE HELD ON MAY 21, 2008

The 2008 Proxy Statement and 2007 Annual Report of
WESCO International, Inc.
are available to review at: www.proxydocs.com/wcc

QUESTIONS AND ANSWERS

1.	Who is entitled to vote at the Annual Meeting?

If you held shares of WESCO International, Inc. (“WESCO” or the “Company”) Common Stock at the close of business on April 7, 2008, you may vote at the Annual Meeting. On that day, 42,768,015 shares of our Common Stock were outstanding. Each share is entitled to one vote.

In order to vote, you must either designate a proxy to vote on your behalf or attend the Annual Meeting and vote your shares in person. The Board of Directors requests your proxy so that your shares will count toward a quorum and be voted at the meeting.

2.	What are the Board’s recommendations on how I should vote my shares?

The Board recommends that you vote your shares as follows:

Proposal 1 — FOR the election of all four nominees for Class III Directors with terms expiring at the 2011 Annual Meeting of Stockholders.

Proposal 2 — FOR the approval of the renewal and restatement of the WESCO International, Inc. 1999 Long-Term Incentive Plan.

Proposal 3 — FOR the ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the year ending December 31, 2008.

3.	How do I cast my vote?

There are four different ways you may cast your vote. You may vote by:

•	the Internet, at the address provided on each proxy card;

•	telephone, using the toll-free number listed on each proxy card;

•	marking, signing, dating and mailing each proxy card and returning it in the postage- paid envelope provided. If you return your signed proxy card but do not mark the boxes showing how you wish to vote, your shares will be voted “FOR” the election of each of the Class III Director nominees named in this Proxy Statement, “FOR” the approval of the renewal and restatement of the WESCO International, Inc. 1999 Long-Term Incentive Plan, and “FOR” the ratification of the appointment of PricewaterhouseCoopers LLP as our Company’s independent registered public accounting firm for the year ending December 31, 2008; or

•	attending the Annual Meeting and voting your shares in person if you are a stockholder of record.

If you are a stockholder of record (that is, your shares are registered directly in your name in the Company’s books and not held through a broker, bank or other nominee), and you wish to vote electronically through the Internet or by telephone, follow the instructions provided on the proxy card. You will need to use the individual control number that is printed on your proxy card in order to authenticate your ownership.

The deadline for voting by Internet or telephone is 11:59 p.m., Eastern time, on Tuesday, May 20, 2008.

If your shares are held in “street name” (that is, they are held in the name of a broker, bank or other nominee), or your shares are held in the Company’s 401(k) Retirement Savings Plan, you will receive instructions with your materials that you must follow in order to have your shares voted. For voting procedures for shares held in the Company’s 401(k) Retirement Savings Plan, see Question 7 below. For voting procedures for shares held by a broker, bank or other nominee, see Question 8 below.

4.	How do I revoke or change my vote?

You may revoke your proxy or change your vote at any time before it is voted at the Annual Meeting by:

•	notifying the Corporate Secretary at the Company’s headquarters office;

•	transmitting a proxy dated later than your prior proxy either by Internet, telephone or mail; or

•	attending the Annual Meeting and voting in person by ballot or by proxy (except for shares held in “street name” through a broker, bank, or other nominee, or in the Company’s 401(k) Retirement Savings Plan).

The latest-dated, timely, properly completed proxy that you submit, whether by Internet, telephone, or mail, will count as your vote. If a vote has been recorded for your shares and you submit a proxy card that is not properly signed and dated, the previously recorded vote will remain in effect.

5.	What shares are included on the proxy or voting instruction card?

The shares on your proxy card or voting instruction card represent those shares registered directly in your name or shares held in the Company’s 401(k) Retirement Savings Plan. If you do not cast your vote, your shares (except those held in the Company’s 401(k) Retirement Savings Plan) will not be voted. See Question 7 for an explanation of the voting procedures for shares in the Company’s 401(k) Retirement Savings Plan.

6.	What does it mean if I get more than one proxy or voting instruction card?

If your shares are registered differently and are in more than one account, you will receive more than one proxy card or voting instruction card. Please complete and return all of the proxy cards and voting instruction cards you receive (or vote by Internet or telephone all of the shares on each of the proxy cards and voting instruction cards you receive) in order to ensure that all your shares are voted.

7.	How are the shares that I hold in the Company’s 401(k) Retirement Savings Plan voted?

If you hold WESCO Common Stock in the Company’s 401(k) Retirement Savings Plan, you may tell the plan trustee how to vote the shares of Common Stock allocated to your account. You may either sign and return the voting instruction card provided by the plan or transmit your instructions by the Internet or telephone. If you do not transmit instructions, your plan shares will be voted as the plan administrator directs or as otherwise provided in the plan.

8.	How are the shares held by a broker, bank or other nominee voted?

If you hold your shares of WESCO Common Stock in “street name” through a broker, bank, or other nominee account, you are a “beneficial owner” of the shares. In order to vote your shares, you must give voting instructions to your broker, bank or other intermediary who is the “nominee holder” of your shares. The Company asks brokers, banks and other nominee holders to obtain voting instructions from the beneficial owners of shares that are registered in the nominee’s name. Proxies that are transmitted by nominee holders on behalf of beneficial owners will count toward a quorum and will be voted as instructed by the nominee holder.

9.	May I vote my shares in person at the Annual Meeting?

Shares held beneficially through a broker, bank or other nominee may not be voted in person at the Annual Meeting UNLESS you obtain a “Legal Proxy”. A “Legal Proxy” must be obtained from your broker, bank or other nominee that holds your shares. Without a “Legal Proxy”, you will not be able to vote those shares in person at the Annual Meeting.

Shares registered directly in your name with our transfer agent, Bank of New York Mellon, may be voted in person at the Annual Meeting.

10.	What is a quorum?

A majority of the outstanding shares, present or represented by a proxy, constitutes a quorum. There must be a quorum present for business to be conducted at the Annual Meeting. You are part of the quorum if you have voted by Internet, telephone or mail by proxy card or voting instruction card. Abstentions, broker non-votes, and votes withheld from Director nominees, count as “shares present” at the Annual Meeting for purposes of determining a quorum.

11.	What is the required vote for a proposal to pass?

Our Director nominees receiving the highest number of votes will be elected to fill the Class III Director seats on the Board. Only votes “FOR” or “WITHHELD” affect the outcome.

Approval of the renewal and restatement of the WESCO International, Inc. 1999 Long-Term Incentive Plan and the ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the year ending December 31, 2008, require the favorable vote of a majority of the shares present in person or by proxy and entitled to vote at the Annual Meeting. Abstentions have the effect of a negative vote.

Under New York Stock Exchange rules, if your broker holds your shares in its name as a nominee, the broker is permitted to vote your shares on the

v

election of Directors and on the ratification of the appointment of PricewaterhouseCoopers LLP even if it does not receive voting instructions from you. The approval of the renewal and restatement of the WESCO International, Inc. 1999 Long-Term Incentive Plan is “non-discretionary,” meaning that brokers who hold shares for the accounts of their clients and who have not received instructions from their clients do not have discretion to vote on this item. When a broker votes a client’s shares on some, but not all, of the proposals at the Annual Meeting, the missing votes are referred to as “broker non-votes.” Those shares will be included in determining the presence of a quorum at the Annual Meeting, but are not considered “present” for purposes of voting on the non-discretionary items. Accordingly, broker non-votes will have no effect on the results of any of the proposals.

12.	Who will count the votes?

Representatives of our transfer agent, Mellon Investor Services, and two other appointed inspectors of election will certify their examination of the list of stockholders, number of shares held and outstanding as of the record date, and the necessary quorum for transaction of the business for this meeting. These persons will count the votes at the Annual Meeting.

13.	Are the proxy materials available on the Internet?

Our 2008 Proxy Statement and 2007 Annual Report are also available via the Internet at: www.proxydocs.com/wcc. This website provides you the ability to obtain an electronic and searchable version of our Proxy Statement and Annual Report.

Additionally, this website will also provide you with an option to link to Internet voting capabilities and to select preference of electronic or printed delivery of future proxy materials and Annual Reports. See Question 3 above for specific instructions regarding Internet voting. For further instruction on receiving proxy materials electronically in the future, see Question 14 below.

14.	May I elect to receive proxy materials electronically in the future?

Stockholders can elect to receive future WESCO Proxy Statements and Annual Reports electronically instead of receiving paper copies in the mail and thus can save us the cost of producing and mailing these documents. Costs normally associated with electronic access, such as usage and telephonic charges, will be borne by you.

If you are a “stockholder of record” and you choose to vote over the Internet, you can choose to receive future Annual Reports and Proxy Statements electronically by following the prompt appearing when you vote over the Internet. If you hold your WESCO stock in “street name” (such as through a broker, bank, or other nominee account), check the information provided by your nominee for instructions on how to elect to view future Proxy Statements and Annual Reports over the Internet.

If you enroll to receive WESCO’s future Annual Reports and Proxy Statements electronically, your enrollment will remain in effect for all future stockholders’ meetings unless you cancel the enrollment. To cancel, stockholders of record should access www.bnymellon.com/shareowner and follow the instructions to cancel your enrollment. You should retain your control number appearing on your enclosed proxy or voting instruction card. If you hold your WESCO stock in “street name,” check the information provided by your nominee holder for instructions on how to cancel your enrollment.

If at any time you would like to receive a paper copy of the Annual Report or Proxy Statement, please write to the Corporate Secretary, WESCO International, Inc., 225 West Station Square Drive, Suite 700, Pittsburgh, Pennsylvania 15219-1122.

WESCO INTERNATIONAL, INC.
225 West Station Square Drive, Suite 700
Pittsburgh, Pennsylvania 15219-1122

PROXY STATEMENT FOR
2008 ANNUAL MEETING OF STOCKHOLDERS
To Be Held May 21, 2008

PROXY SOLICITATION AND VOTING INFORMATION

The Board of Directors of WESCO International, Inc. is soliciting your proxy to vote at our Annual Meeting of Stockholders to be held on May 21, 2008, at the Company headquarters of WESCO International, Inc., located at 225 West Station Square, Suite 700, Pittsburgh, Pennsylvania, at 2:00 p.m., E.D.T., and at any adjournment or postponement of the meeting. This Proxy Statement is accompanied by our 2007 Annual Report.

Holders of our Common Stock at the close of business on the record date of April 7, 2008, may vote at our Annual Meeting. On the record date, 42,768,015 shares of our Common Stock were outstanding. You are entitled to cast one vote per share on each matter presented for consideration and action at our Annual Meeting. A list of stockholders entitled to vote will be available at the Annual Meeting and during ordinary business hours for 10 days prior to the Annual Meeting at our Company headquarters. Any stockholder of record may examine the list for any legally valid purpose.

The proxies will be voted if properly signed, received by our Corporate Secretary prior to the close of voting at our Annual Meeting, and not revoked. If no direction is given in such a proxy, it will be voted “FOR” the proposals presented in this Proxy Statement, including election of the Directors nominated by our Board of Directors, approval of the renewal and restatement of the WESCO International, Inc. 1999 Long-Term Incentive Plan, and ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the fiscal year ended December 31, 2008. Alternatively, you may be entitled to vote over the Internet or by telephone. You should check the enclosed proxy card or the information forwarded to you by your bank, broker or other holder of record to see whether these options are available to you. Action may be taken at the Annual Meeting for any other business that properly comes before the meeting, and the proxy holders have the right to and will vote in accordance with their judgment on any additional business. We have not received notice of any stockholder proposals for presentation at the Annual Meeting.

If you have returned a proxy via mail, telephone or Internet, you may revoke it at any time before it is voted at our Annual Meeting by delivering a revised proxy bearing a later date, by voting by ballot at the Annual Meeting, or by delivering a written notice withdrawing your proxy to our Corporate Secretary at our address provided above.

In addition to soliciting proxies by mail, telephone, and the Internet, our Board of Directors, without receiving additional compensation, may solicit in person. Brokerage firms and other custodians, nominees, and fiduciaries will forward proxy soliciting material to the beneficial owners of our Common Stock, held of record by them, and we will reimburse these brokerage firms, custodians, nominees, and fiduciaries for reasonable out-of-pocket expenses incurred by them in doing so. The cost of this proxy solicitation will consist primarily of printing, legal fees, and postage and handling. We will pay the cost of this solicitation of proxies.

To conduct the business of the Annual Meeting, we must have a quorum. The presence, in person or by proxy, of stockholders holding at least a majority of the shares of our Common Stock outstanding will constitute a quorum. Abstentions and broker non-votes count as shares present for purpose of determining a quorum. Proxies that are transmitted by nominee holders for beneficial owners will count toward a quorum and will be voted as instructed by the nominee holder. The election of Directors will be determined by a plurality of the votes cast at the election. The approval of the renewal and restatement of the WESCO International, Inc. 1999 Long-Term Incentive Plan and the ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the year ended December 31, 2008, will require affirmative votes by a majority of the shares present in person or by proxy and entitled to vote at the Annual Meeting.

Only votes “FOR” or “WITHHELD” affect the outcome of the election of Directors. With respect to the vote for approval of the renewal and restatement of the WESCO International, Inc. 1999 Long-Term Incentive Plan and with respect to the ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the fiscal year ended December 31, 2008, abstentions have the effect of a negative vote.

A broker non-vote occurs when a broker, bank or other nominee holder does not vote on a particular item because the nominee holder does not have discretionary authority to vote on that item and has not received instructions from the beneficial owner of the shares. Broker non-votes will not affect the outcome of any of the matters scheduled to be voted upon at the Annual Meeting, and they are not counted as shares voting with respect to any matter on which the broker has not voted expressly.

Item 1 — Proposal to Vote For Election of Directors

Our Board unanimously recommends a vote FOR the election of all four nominees for Class III Directors with terms expiring at the 2011 Annual Meeting of Stockholders. Class III Director nominees are Roy W. Haley, George L. Miles, Jr., John K. Morgan and James L. Singleton.

If you return your signed proxy card but do not indicate on the proxy card how you wish to vote, your shares will be voted for the election of Messrs. Haley, Miles, Morgan and Singleton, unless authority to vote for one or more of the nominees is withheld. In the event that any of the nominees is unable or unwilling to serve as a Director for any reason, the proxy will be voted for the election of any substitute nominee designated by our Board.

OUR BOARD UNANIMOUSLY RECOMMENDS A VOTE FOR
THE ELECTION OF EACH OF THE CLASS III DIRECTOR NOMINEES.

BOARD OF DIRECTORS

During 2007 and in 2008 through March 31, 2008, our Board consisted of nine members divided into three classes. Effective March 31, 2008, the Board was expanded to ten members, with John K. Morgan being appointed as a Class III Director. The three classes of Directors (Class I, Class II, and Class III) serve staggered, three-year terms which end in successive years.

The current term of the Class III Directors expires this year, and their successors are to be elected at the Annual Meeting for a three-year term expiring in 2011. The terms of the Class I and Class II Directors do not expire until 2009 and 2010, respectively.

Should all nominees be elected as indicated in the proposal above, the following is the complete list of individuals which will comprise our Company’s Board of Directors following the Annual Meeting. The following chart includes the Directors’ ages, the year they began service as a Director, and current Committee assignments.

		Director
Name	Age	Since	Committee Appointment

Sandra Beach Lin	50	2002	Audit, Nominating and Governance

Roy W. Haley	61	1994	Executive
George L. Miles, Jr.	66	2000	Nominating and Governance*

John K. Morgan	53	2008	To be determined in May 2008
Steven A. Raymund	52	2006	Audit, Executive

James L. Singleton	52	1998	Compensation, Executive*
Robert J. Tarr, Jr.	64	1998	Audit*, Nominating and Governance

Lynn M. Utter	45	2006	Compensation, Nominating and Governance
William J. Vareschi	65	2002	Audit, Executive

Kenneth L. Way**	68	1998	Compensation*

*	Chairman of the Committee

**	Presiding Director

Class III Directors — Present Term Expires in 2008

Roy W. Haley has been Chief Executive Officer of the Company since February 1994, and Chairman of the Board since 1998. From 1988 to 1993, Mr. Haley was an executive at American General Corporation, a diversified financial services company, where he served as Chief Operating Officer, as President and as a director. Mr. Haley is also a director of United Stationers, Inc. and Cambrex Corporation. He also currently serves as a director of the Federal Reserve Bank of Cleveland.

George L. Miles, Jr. has been President and Chief Executive Officer of WQED Multimedia, a multimedia company, since September 1994. Mr. Miles is also a director of Equitable Resources, Chester Engineers, Inc., HFF, Inc., University of Pittsburgh, UPMC, Harley-Davidson, Inc., and American International Group, Inc.

John K. Morgan is currently the Chairman, President and Chief Executive Officer of Zep Inc., a specialty chemicals company where he served as President from July 2007 to November 2007. Prior to the Zep Inc. spin-off from Acuity Brands in November 2007, he was President and Chief Executive Officer of Acuity Brands Lighting and Executive Vice President of Acuity Brands, Inc., from August 2005 to July 2007 and also held the positions of President from February 2004 to August 2005 and Chief Operating Officer from 2001 to 2004. Mr. Morgan also served as President of the Holophane Division of Acuity for two years after its acquisition by National Service Industries, Inc.

James L. Singleton is the founder and Managing Director of Pillar Capital LP, an investment management firm, serving in such capacity since June 2007. He is the former President and founding partner of The Cypress Group LLC, a private equity firm, where he was employed from 1994 to December 2005. Prior to founding Cypress, he was a Managing Director in the Merchant Banking Group at Lehman Brothers. Mr. Singleton was a director of Williams Scotsman International, Inc. and the L.P. Thebault Company during 2007.

Class I Directors — Present Term Expires in 2009

Steven A. Raymund has been employed by Tech Data Corporation, a distributor of information technology products, since 1981. He served as Chief Executive Officer from January 1986 until retiring in October 2006, but has continued to serve as Tech Data’s Chairman of the Board of Directors since April 1991. Mr. Raymund is also a director of Jabil, Inc. and serves on the Board of Advisors for the Moffitt Cancer Center and the Board of Visitors for Georgetown University’s School of Foreign Service.

Lynn M. Utter was appointed President and Chief Operating Officer of Knoll, North America, a designer and manufacturer of office furniture products, in March 2008. Prior to joining Knoll, she was Chief Strategy Officer for Coors Brewing Company, an international brewing company, from 2003 to February 2008 and held a number of senior operating and strategic planning positions after joining Coors in 1997. Prior to joining Coors, Ms. Utter’s experience included six years with Frito Lay and four years with Strategic Planning Associates, LLC. Ms. Utter has served as a Trustee for Mile High United Way and for the McCombs Business School Foundation, and she is a member of several development boards at The University of Texas and Stanford University.

William J. Vareschi retired as Chief Executive Officer of Central Parking Corporation, a parking services provider, in May 2003. Before joining Central Parking Corporation, his prior business career of more than 35 years of service was spent with the General Electric Company, which he joined in 1965. He held numerous financial management positions within GE, including Chief Financial Officer for GE Plastics Europe (in the Netherlands), GE Lighting (Cleveland, Ohio), and GE Aircraft Engines (Cincinnati, Ohio). In 1996, Mr. Vareschi became President and Chief Executive Officer of GE Engine Services, a position he held until his retirement in 2000. Mr. Vareschi also serves on the Board of Directors of WMS International.

Class II Directors — Present Term Expires in 2010

Sandra Beach Lin joined Celanese Corporation, a global hybrid chemical company, in July 2007 as Executive Vice President of Celanese and President of Ticona, its engineered materials business. Before joining Celanese, she was a Group Vice President of Specialty Materials and Converting, a $1.4 billion global business unit of Avery Dennison Corporation, since 2005. Before joining Avery Dennison, Ms. Beach Lin was President of Alcoa Closure Systems International from 2002 to 2005. Earlier, she was President of Bendix Commercial Vehicle Systems and

Vice President and General Manager, Specialty Wax and Additives, both divisions of Honeywell International, Inc. She is also a member of the Committee of 200.

Robert J. Tarr, Jr. is a professional director and private investor. He is also a special partner of Chartwell Investments, LLP, a private equity firm. He was the Chairman, Chief Executive Officer and President of HomeRuns.com, Inc. from February 2000 to September 2001. Prior to joining HomeRuns.com, he worked for more than 20 years in senior executive roles for Harcourt General, Inc., a large, broad-based publishing company, including six years as President, Chief Executive Officer and Chief Operating Officer of Harcourt General, Inc. (formerly General Cinema Corporation) and The Neiman Marcus Group, Inc., a high-end specialty retail store and mail order business.

Kenneth L. Way served as Chairman of Lear Corporation, a supplier of automotive interior systems and components, from 1988 to 2003, and has been affiliated with Lear Corporation and its predecessor companies for 36 years in engineering, manufacturing, and general management capacities. Mr. Way retired on January 1, 2003. Mr. Way is also a director of Comerica, Inc., CMS Energy Corporation, and Cooper Standard Automotive, Inc.

EXECUTIVE OFFICERS

Our executive officers and their respective ages and positions as of April 7, 2008, are set forth below.

Name	Age	Position

Roy W. Haley	61	Chairman and Chief Executive Officer

John J. Engel	45	Senior Vice President and Chief Operating Officer
Stephen A. Van Oss	53	Senior Vice President and Chief Financial and Administrative Officer

Andrew J. Bergdoll	45	Vice President, Operations
Daniel A. Brailer	50	Vice President, Treasurer, Legal and Investor Relations

William E. Cenk	50	Vice President, Operations
Allan A. Duganier	52	Director of Internal Audit

William M. Goodwin	62	Vice President, Operations
James R. Griffin	46	Vice President, Operations

Timothy A. Hibbard	51	Corporate Controller
Robert J. Powell	46	Vice President, Human Resources

Steven J. Riordan	54	Vice President, Operations
Robert B. Rosenbaum	50	Vice President, Operations

Donald H. Thimjon	64	Vice President, Operations
Ronald P. Van, Jr.	47	Vice President, Operations

Marcy Smorey-Giger	36	Corporate Counsel and Secretary

Set forth below is biographical information for our executive officers listed above, with the exception of Mr. Haley whose biography has been previously provided in this Proxy Statement.

John J. Engel has been Senior Vice President and Chief Operating Officer since July 2004. Mr. Engel served from 2003 to 2004 as Senior Vice President and General Manager of Gateway, Inc. From 1999 to 2002, Mr. Engel served as an Executive Vice President and Senior Vice President of Perkin Elmer, Inc. In addition, Mr. Engel was a Vice President and General Manager of Allied Signal from 1994 to 1999 and held various management positions in General Electric from 1985 to 1994.

Stephen A. Van Oss has been Senior Vice President and Chief Financial and Administrative Officer since July 2004 and, from 2000 to July 2004, served as the Vice President and Chief Financial Officer. Mr. Van Oss also served as our Director, Information Technology from 1997 to 2000 and as our Director, Acquisition Management in 1997. From 1995 to 1996, Mr. Van Oss served as Chief Operating Officer and Chief Financial Officer of Paper Back Recycling of America, Inc. He also held various management positions with Reliance Electric Corporation. Mr. Van Oss was also a director of Williams Scotsman International, Inc. and a member of its audit committee. Additionally, he is a trustee of Robert Morris University and serves on the finance and government committees.

Andrew J. Bergdoll has been Vice President Operations since December 2007. From March 2005 through December 2007, Mr. Bergdoll served as President for Liberty Wire & Cable, Inc., a subsidiary of Communications Supply Corporation, which WESCO acquired in November 2006. From 2001 to March 2005, Mr. Bergdoll served as Senior Vice President of USFilter, a subsidiary of Siemens AG, prior to its sale to Siemens in 2004.

Daniel A. Brailer has been Vice President, Treasurer, Legal and Investor Relations since May 2006 and previously was Treasurer and Director of Investor Relations since March 1999. From 1982 until 1999, Mr. Brailer held various positions at Mellon Financial Corporation, most recently as Senior Vice President.

William E. Cenk has been Vice President, Operations since April 2006. Mr. Cenk served as the Director of Marketing for us from 2000 to 2006. In addition, Mr. Cenk served in various leadership positions for our National Accounts and Marketing groups from 1994 through 1999.

Allan A. Duganier has been Director of Internal Audit since January 2006. Mr. Duganier served as the Corporate Operations Controller from 2001 to 2006 and was the Industrial/Construction Group Controller from 2000 to 2001.

William M. Goodwin has been Vice President, Operations since March 1994. From 1987 to 1994, Mr. Goodwin served as a branch, district and region manager in various locations and also served as Managing Director of WESCOSA, a former Westinghouse-affiliated manufacturing and distribution business in Saudi Arabia.

James R. Griffin has been Vice President, Operations since February 2008. Mr. Griffin brings 25 years of general management, marketing, sales, and distribution experience in the construction products, specialty chemicals, and consumer packaged goods industries. Previously, Mr. Griffin was President of GROHE Americas, a manufacturer and distributor of faucet and shower products, from July 2006 to 2007, President and General Manager of Specialty Construction Brands, Inc., a manufacturer of home improvement products, from 2001 to 2005, and Vice President and General Manager at Nestle from 1997 to 2000.

Timothy A. Hibbard has been Corporate Controller since July 2006. Mr. Hibbard served as Corporate Controller at Kennametal Inc. from 2002 to July 2006. From 2000 to February 2002, Mr. Hibbard served as Director of Finance of Kennametal’s Advanced Materials Solutions Group, and he served from 1998 to September 2000 as Controller of Greenfield Industries, Inc., a subsidiary of Kennametal Inc.

Robert J. Powell has been Vice President, Human Resources since September 2007. Mr. Powell served from 2001 to September 2007 as Vice President, Human Resources Operations and Workforce Planning of Archer Daniels Midland Company. From 2000 to 2001, Mr. Powell served as Vice President, Human Resources-Southeast of AT&T Broadband, and he served from 1999 to 2000 as Corporate Vice President, Human Resources of Porex Corporation.

Steven J. Riordan has been Vice President, Operations since November 2006. From 1996 until 2006, Mr. Riordan was Chief Executive Officer and President of Communications Supply Holdings, Inc., a fully integrated national distributor of network infrastructure products that we acquired in November 2006.

Robert B. Rosenbaum has been Vice President, Operations since September 1998. From 1982 until 1998, Mr. Rosenbaum was the President of the Bruckner Supply Company, Inc., an integrated supply company that we acquired in September 1998.

Donald H. Thimjon has been Vice President, Operations since March 1994. Mr. Thimjon served as Vice President, Utility Group for us from 1991 to 1994 and as Regional Manager from 1980 to 1991.

Ronald P. Van, Jr. has been Vice President, Operations since October 1998. Mr. Van was a Vice President and Controller of EESCO, an electrical distributor that we acquired in 1996.

Marcy Smorey-Giger has been Corporate Counsel and Secretary since May 2004. From 2002 until 2004, Ms. Smorey-Giger served as Corporate Attorney and Manager, Compliance Programs. From 1999 to 2002, Ms. Smorey-Giger was Compliance and Legal Affairs Manager.

CORPORATE GOVERNANCE

Our Board, management and employees are committed to employing sound, ethical corporate governance and business practices. We have corporate governance practices that comply with the New York Stock Exchange (NYSE) listed company standards. Our major corporate governance documents can be accessed on our website at www.wesco.com/governance. You may request a copy of our Corporate Governance Guidelines, Committee Charters, Code of Business Ethics and Conduct, Senior Financial Executive Code of Business Ethics and Conduct and related documents at no charge by writing to WESCO International, Inc., 225 West Station Square Drive, Suite 700, Pittsburgh, Pennsylvania, 15219-1122, Attention: Corporate Secretary.

Corporate Governance Guidelines

Our Corporate Governance Guidelines assist members of our Board in fully understanding and effectively implementing their responsibilities while assuring our on-going commitment to high standards of corporate conduct and compliance. The Guidelines are reviewed and revised from time to time in response to changing regulatory requirements and identification of best practices. The Guidelines address the following key topics:

•	Director Qualifications;

•	Significant Changes in Job Responsibilities of Directors;

•	Elected Term of Directors;

•	Director Responsibilities;

•	Committees of the Board;

•	Meetings of the Board in Executive Session;

•	Director Access to Officers and Employees;

•	Director Compensation;

•	Succession Strategy;

•	Director Orientation and Continuing Education;

•	Evaluation of the Chief Executive Officer; and

•	Annual Performance Evaluation of the Board.

We have adopted a Code of Business Ethics and Conduct, referred to as the Code, which applies to all of our employees. The Code covers all areas of professional conduct, including customer relations, conflicts of interest, insider trading, and financial disclosure, as well as requiring strict adherence to all laws and regulations applicable to our business. Employees and Directors are required to annually sign the Code. Employees are required to report any violations or suspected violations of the Code to their supervisors or by using our ethics toll-free hotline. The full text of the Code is available on the corporate governance section of our website at www.wesco.com/governance.

We also have adopted a Senior Financial Executive Code of Business Ethics and Conduct, referred to as the Senior Financial Executive Code, which applies to our Chief Executive Officer, Chief Financial Officer and Corporate Controller and is signed by these officers on an annual basis. The full text of the Senior Financial Executive Code is available on the corporate governance section of our website at www.wesco.com/governance. We will disclose future amendments to, or waivers from, the Senior Financial Executive Code on the corporate governance section of our website within four business days of any amendment or waiver.

Director Independence

Our Board has adopted independence standards that meet or exceed the independence standards of the NYSE. Also, as part of our independence standards, our Board has adopted categorical standards to assist it in evaluating the independence of each of its Directors. The categorical standards are intended to assist our Board in determining whether or not certain direct or indirect relationships between its Directors and our Company or its subsidiaries are “material relationships” for purposes of the NYSE independence standards. The categorical standards establish thresholds at which any relationships are deemed to be not material. In addition, the categorical standards adopted to evaluate the independence of our Directors are attached as Appendix A to this Proxy Statement. In February 2008 the independence of each Director was reviewed, applying our independence standards. The review considered relationships and transactions between each Director and his or her immediate family and affiliates and its management and our independent registered public accounting firm.

Based on this review, our Board affirmatively determined that the following Directors have no relationships with our Company other than as disclosed in this Proxy Statement and are independent as defined in our categorical standards and consistent with the independence standards of the NYSE: Ms. Beach Lin, Mr. Miles, Mr. Morgan, Mr. Raymund, Mr. Singleton, Mr. Tarr, Ms. Utter, Mr. Vareschi and Mr. Way. Mr. Raymund’s and Ms. Beach Lin’s relationships described under “Transactions with Related Persons — Related Party Transactions” were determined by our Board to be immaterial because Mr. Raymund and Ms. Beach Lin did not receive any direct material benefits from their companies’ ordinary business transactions with us. Mr. Haley is considered an inside Director because of his employment as our Chief Executive Officer.

Compensation Committee Interlocks

None of our executive officers serve as an executive officer of, or as a member of, the compensation committee of any public company that has an executive officer, Director or other designee serving as a member of our Board.

Executive Sessions and Presiding Director

During 2007, the non-management members of our Board met in executive session at the conclusion of each regularly scheduled Board of Director’s meeting. Mr. Way is Presiding Director over these executive sessions. The Presiding Director has broad authority to call and conduct meetings of the independent Directors. He is also responsible for planning and conducting the annual evaluation of Board performance and effectiveness.

Annual Performance Evaluation

Our Board and each of our Audit, Compensation and Nominating and Governance Committees conducted an annual self-evaluation during February 2008 as required by our Corporate Governance Guidelines and the charters of our Board Committees. The non-management Board of Directors met in executive session in February 2008 to discuss self evaluations and Board and Committee effectiveness.

Communications with Directors

Our Board has established a process to receive communications from stockholders and other interested parties, and they may communicate with the Chairman of our Audit Committee, Mr. Tarr, or the Presiding Director, Mr. Way, and other non-management members of our Board by confidential e-mail. The applicable e-mail addresses are accessible in the corporate governance section of our website at www.wesco.com/governance under the caption “Contact Our Board.” Our Director of Internal Audit will review all of these communications on a timely basis and will forward all of these communications, other than solicitations, invitations, advertisements, or irrelevant material, to the appropriate Board member on a monthly basis. To the extent that the communication involves a request for information about WESCO, such as an iniquity about stock-related matters, the Corporate Secretary’s office may handle the inquiry directly. All communications will be made available to our Board on an immediate basis if requested by any member of our Board. Stockholders who wish to communicate with our Board in writing via regular mail should send correspondence to: WESCO International, Inc., 225 West Station Square Drive, Suite 700, Pittsburgh, Pennsylvania, 15219-1122, Attention: Director of Internal Audit. Any hard-copy communications received in this manner will be reviewed by the Director of Internal Audit and forwarded to our Board on the same basis as electronic communications.

Our Board members routinely attend our Annual Meeting of stockholders. This provides you with additional opportunities for personal access to our Board. All nine members of our Board were present at our 2007 Annual Meeting.

Director Nominating Procedures

Our Nominating and Governance Committee, as necessary, seeks to identify potential candidates for nomination as Director and will consider potential candidates identified through professional executive search arrangements, as well as referrals or recommendations by members of our Board, by our management, or by you, our stockholders. Our Nominating and Governance Committee has the sole authority to retain, on terms satisfactory to it, any search firm to be used to identify Director candidates. Our Nominating and Governance Committee has previously retained an executive search firm to assist in identifying qualified Board member candidates.

In considering candidates submitted by you, our stockholders, our Nominating and Governance Committee will take into consideration the needs of our Board along with candidates’ qualifications. To have a candidate considered by the Committee, you must submit the recommendation in writing and must include the following information:

•	The name and address of the proposed candidate;

•	The proposed candidate’s resume or a listing of his or her qualifications to be a Director on our Board;

•	A description of what would make the proposed candidate a good addition to our Board;

•	A description of any relationship that could affect the proposed candidate’s ability to quantify as an independent Director, including identifying all other public company board and committee memberships;

•	A confirmation of the proposed candidate’s willingness to serve as a Director if selected by our Nominating and Governance Committee;

•	Any information about the proposed candidate that, under the federal proxy rules, would be required to be included in our Proxy Statement if the proposed candidate were a nominee; and

•	The name of the stockholder submitting the proposed candidate, together with information as to the number of shares owned and the length of time of ownership.

You should send the information described above to: WESCO International, Inc., 225 West Station Square Drive, Suite 700, Pittsburgh, Pennsylvania, 15219-1122, Attention: Corporate Secretary. To allow for timely consideration, recommendations must be received not less than 90 days prior to the first anniversary of the date of our most recent Annual Meeting. In addition, the Company may request additional information regarding any proposed candidates.

Once a person has been identified by our Nominating and Governance Committee as a potential candidate, the Committee may collect and review publicly available information to assess whether the person should be considered further. Generally, if the candidate expresses a willingness to be considered to serve on our Board, our Nominating and Governance Committee will conduct a thorough assessment of the candidate’s qualifications and accomplishments. Our Nominating and Governance Committee follows the same evaluation process for candidates identified by the Committee and any candidate who is recommended by our stockholders.

Stock Ownership Guidelines for all Directors and Executives

In 2004, our Board adopted stock ownership guidelines for all Directors and certain executive officers. Our Directors are expected to maintain beneficial ownership of an amount of equity in our Company equal in fair market value to at least two-times their annual retainer. They have three years from initial election to our Board to achieve this objective. Also, our Chief Executive Officer and each Senior Vice President and Vice President are expected to maintain, while serving in these positions, beneficial ownership of an amount of equity in our Company equal in fair market value to at least four-times and two-times their annual salary, respectively. They have three years from initial appointment to their positions to achieve this objective.

As of December 31, 2007, each of the named executive officers owned our Common Stock valued at more than three times their annual base salary, with the exception of Mr. Steven Riordan. Under the stock ownership guidelines, Mr. Riordan has until November 2009 to comply with this requirement. Mr. Haley owned our Common Stock valued at more than ten times his annual base salary.

Succession Strategy

The Chief Executive Officer periodically discusses with our Board the subject of CEO and executive officer succession. The Board continually evaluates certain senior officers of our Company, assessing their potential to succeed the Chief Executive Officer, and their potential for other senior management positions.

Stockholder Proposals For 2008 Annual Meeting

No stockholder proposals were submitted for consideration by our Board for the 2008 Annual Meeting. Rule 14a-8 of the Exchange Act contains the procedures for including certain stockholder proposals in our Proxy Statement and related materials. Under those rules, the deadline for submitting a stockholder proposal for our 2009 Annual Meeting is 120 days prior to the first anniversary of the mailing of this Proxy Statement, or December 26, 2008. For any stockholder proposal received by us no later than 45 days prior to the first anniversary date of the mailing of this Proxy Statement, or March 7, 2009, we may be required to include certain limited information concerning that proposal in our Proxy Statement so that proxies solicited for the 2009 Annual Meeting may confer discretionary authority to vote on that matter. Any stockholder proposals should be addressed to our Corporate Secretary, 225 West Station Square Drive, Suite 700, Pittsburgh, Pennsylvania, 15219-1122.

BOARD AND COMMITTEE MEETINGS

Our Board has four standing committees: an Executive Committee, a Nominating and Governance Committee, an Audit Committee, and a Compensation Committee. The full Board held eight meetings in 2007. In accordance with Board service appointments, each Director attended 75% or more of the aggregate number of meetings of the full Board held in 2007, with the exception of Mr. Raymund who was unavailable to attend four of eight meetings. In accordance with Committee service appointments, each Director attended 75% or more of the meetings held by any committee of our Board on which she or he served, with the exception of Ms. Beach Lin and Mr. Tarr who were both unavailable to attend one of the three Nominating and Governance Committee meetings, and Ms. Beach Lin missed two of seven Audit Committee meetings. Ms. Beach Lin and Mr. Tarr provided the Board with an explanation for each meeting not attended. After evaluation, the Board approved and excused each absence.

Executive Committee

During 2007 to present, the Executive Committee has consisted of Messrs. Haley, Raymund, Singleton, and Vareschi, with Mr. Singleton serving as Chairman of the Committee. At all times, with the exception of Mr. Haley, all Committee members have been independent Directors according to the independence standards of the NYSE. The Committee may exercise all the powers and authority of the Directors in the management of the business and affairs of our Company and has been delegated authority to exercise the powers of our Board between Board meetings. Our Executive Committee held two meetings in 2007. The Executive Committee operates under a separate charter, which is available on the corporate governance section of our website at www.wesco.com/governance.

Nominating and Governance Committee

Our Nominating and Governance Committee is composed of four Directors who are independent under NYSE standards and our categorical Board independence standards, in our Corporate Governance Guidelines. During 2007 to present, the Committee has consisted of Messes. Beach Lin and Utter and Messrs. Miles and Tarr, with Mr. Miles continuing to serve as Chairman of the Committee. The Committee is responsible for identifying and nominating candidates for election or appointment to our Board and determining compensation for Directors. It is also the responsibility of our Nominating and Governance Committee to review and make recommendations to our Board with respect to our corporate governance policies and practices and to develop and recommend to our Board a set of corporate governance principles. Our corporate governance practices have been reviewed, documented, and made available for public access. Our Nominating and Governance Committee held three meetings in 2007. Our Nominating and Governance Committee operates under a separate charter, which is available on the corporate governance section of our website at www.wesco.com/governance.

Audit Committee

During 2007 to present, the Committee has consisted of Ms. Beach Lin and Messrs. Tarr, Raymund and Vareschi, with Mr. Tarr serving as Chairman of the Committee. At all times, all Committee members have been independent Directors according to the independence standards of the NYSE. Our Board has determined that Mr. Tarr is an Audit Committee Financial Expert, as defined under applicable SEC regulations. Our Audit Committee is responsible for: (a) appointing the independent registered public accounting firm to perform an integrated audit of our financial statements and to perform services related to the audit; (b) reviewing the scope and results of the audit with the independent registered public accounting firm; (c) reviewing with management our year-end operating results; (d) considering the adequacy of our internal accounting and control procedures; (e) reviewing the Annual Report on Form 10-K; and (f) reviewing any non-audit services to be performed by the independent registered public accounting firm and the potential effect on the registered public accounting firm’s independence. Our Audit Committee held seven meetings in 2007. Our Audit Committee operates under a written charter, which is available on the corporate governance section of our website at www.wesco.com/governance.

Compensation Committee

During 2007 to present, the Committee has consisted of Messrs. Singleton and Way and Ms. Utter, with Mr. Way serving as Chairman of the Committee. At all times, all Committee members have been independent Directors according to the independence standards of the NYSE. Our Compensation Committee is responsible for the review, recommendation and approval of compensation arrangements for executive officers, for the approval of such arrangements for other senior level employees, and for the administration of certain benefit and compensation plans and arrangements of the Company. In 2007, our Compensation Committee held seven meetings. The Committee operates under a separate charter setting forth its duties and responsibilities, which is available on the corporate governance section of our website at www.wesco.com/governance.

SECURITY OWNERSHIP

The following table sets forth the beneficial ownership of the Company’s Common Stock as of April 7, 2008, by each person or group known by the Company to beneficially own more than five percent of the outstanding Common Stock, each Director, each of the named executive officers, and all Directors and executive officers as a group. Unless otherwise indicated, the holders of all shares shown in the table have sole voting and investment power with respect to such shares. In determining the number and percentage of shares beneficially owned by each person, shares that may be acquired by such person pursuant to options or convertible stock exercisable or convertible within 60 days of April 7, 2008, are deemed outstanding for purposes of determining the total number of outstanding shares for such person and are not deemed outstanding for such purpose for all other stockholders.

	Shares	Percent
	Beneficially	Owned
Name	Owned(1)	Beneficially

The Ospraie Management LLC
320 Park Avenue, 27th Floor New York, NY 10022	3,873,840(2)	9.06%

FMR LLC
245 Summer Street, 11th Floor Boston, MA 02110	1,961,041(3)	4.59%
Glenview Capital
767 Fifth Avenue, 44th Floor New York, NY 10153	1,319,666(4)	3.09%

Putnam, LLC d/b/a Putnam Investments
One Post Office Square Boston, MA 02109	2,855,512(5)	6.68%
The Guardian Life Insurance Company of America
388 Market Street, #1700 San Francisco, CA 94111	2,754,757(6)	6.44%

Iridian Asset Management LLC
276 Post Road West Westport, CT 06880-4704	2,805,494(7)	6.56%
Roy W. Haley	1,974,637	4.5%

Stephen A. Van Oss	412,085	1.0%
John J. Engel	312,500	*

William E. Cenk	180,698	*
William M. Goodwin	125,419	*

Donald H. Thimjon	109,686	*
Daniel A. Brailer	48,223	*

Ronald P. Van, Jr.	33,127	*
Robert J. Tarr, Jr.	25,000	*

All 25 executive officers and Directors as a group	3,318,262	7.4%

*	Indicates ownership of less than 1% of the Common Stock.

(1)	The beneficial ownership of Directors set forth in the foregoing table does not reflect shares of Common Stock payable to any such Director following the Director’s termination of Board service with respect to portions of annual fees deferred under the Company’s Deferred Compensation Plan for Non-Employee Directors or in settlement of any options or stock appreciation rights (SARs) granted to any such Director under that plan to the extent that those options or SARs may not be exercised or settled within 60 days of April 7, 2008.

(2)	Based on a Schedule 13G/A filed under the Securities Exchange Act of 1934 by The Ospraie Management LLC and its affiliates on February 14, 2008.

(3)	Based on a Schedule 13G/A filed under the Securities Exchange Act of 1934 by FMR LLC and its affiliates on February 13, 2008.

(4)	Based on a Schedule 13G/A filed under the Securities Exchange Act of 1934 by Glenview Capital and its affiliates on February 14, 2008.

(5)	Based on a Schedule 13G/A filed under the Securities Exchange Act of 1934 by Putnam, LLC d/b/a Putnam Investments and its affiliates on January 17, 2008.
(6)	Based on a Schedule 13G filed under the Securities Exchange Act of 1934 by The Guardian Life Insurance Company of America on January 1, 2008. The Guardian Life Insurance Company of America is an insurance company and the parent company of Guardian Investor Services LLC and RS Investment Management Company LLC. Guardian Investor Services LLC is a registered investment adviser, a registered broker-dealer, and the parent company of RS Investment Management Company LLC.
(7)	Based on a Schedule 13G filed under the Securities Exchange Act of 1934 by Iridian Asset Management LLC and its affiliates on February 4, 2008.

Section 16(a) Beneficial Ownership Reporting Compliance

Under the federal securities laws of the United States, the Company’s Directors, its executive officers, and any persons beneficially holding more than ten percent of the Company’s Common Stock are required to report their ownership of the Company’s Common Stock and any changes in that ownership to the SEC and NYSE. Specific due dates for these reports have been established. The Company is required to report in this Proxy Statement any failure to file by these dates. For the fiscal year ended December 31, 2007, there were no late filings, based on a review of filings made with the SEC and written representations made by such persons.

TRANSACTIONS WITH RELATED PERSONS

Review and Approval of Related Person Transactions

Our Board reviews all relationships and transactions between our Directors, executive officers and our Company or its customers and suppliers in order to determine whether the parties have a direct or indirect material interest.

Our Company has a written policy and has implemented processes and controls in order to obtain information from our Directors and executive officers with respect to related person transactions and for then determining whether our Company or a related person has a direct or indirect material interest in the transaction, based on the facts and circumstances.

The evaluation includes: the nature of the related person’s interest in the transaction; material terms of the transaction; amount and type of transaction; importance of the transaction to our Company; whether the transaction would impair the judgment of a Director or executive officer to act in the best interest of our Company; and any other relevant facts and circumstances. Transactions that are determined to be directly or indirectly material to our Company or a related person are disclosed in this Proxy Statement.

Related Party Transactions

During 2007, our supplier, Tech Data Corporation, made sales in the amount of approximately $504,000 of goods and services in the ordinary course of business to us. Our Company’s Director, Steven Raymund, is the Chairman of Tech Data Corporation. Ms. Beach Lin is Executive Vice President of Celanese Corporation and President of its Ticona Division, which is the engineered materials business of Celanese. Celanese made purchases from us in the amount of approximately $900,000 of goods and services in the ordinary course of business. Also, our Company made purchases from our supplier, Coleman Cable, in the amount of $28 million during 2007 and will make purchases estimated at $6 million during the first quarter of 2008. The Group Vice President of the Electrical Group for Coleman Cable is the spouse of Mr. Ronald Van, our Vice President of Operations. The business relationship between us and Coleman Cable has existed for more than 30 years. There is no known direct material benefit to the relevant individuals in any of these transactions. These transactions have been approved by our Company’s senior management, as well as the Board.

COMPENSATION DISCUSSION AND ANALYSIS

2007 Results

For 2007, our Company achieved record performance in most of its key financial and operational metrics, continuing a sequence of year over year record setting performance which began in 2004. Good progress was also made in strengthening the organization through a program of accretive acquisitions, the addition of key personnel, expanded training programs and further deployment of our LEAN productivity enhancement initiatives throughout our organization and into the supply chain. We have a pay-for-performance philosophy, and 2007’s financial and operating results were the major factors in the evaluation of executive compensation. Incentive awards for 2007 were less than 2006, as the rate of performance improvements in 2006 was greater than that achieved in 2007.

Overview

Our Board has delegated to the Compensation Committee, composed entirely of independent, non-employee Directors, the responsibility of administering executive compensation and benefit programs, policies and practices. The Committee reviews, approves, and recommends to the Board the compensation and benefit programs for our executive officers and other senior level management on an annual basis. The Committee engages the assistance of an outside consultant, Hewitt Associates, LLC (referred to as Hewitt), for its consideration of compensation and benefit levels and incentive plan designs. The Compensation Committee has retained Hewitt in the past as a means for gathering market data, preparing compensation plan reviews, as well as, identifying general trends and practices in executive compensation programs. The Compensation Committee requests that Hewitt gather pertinent compensation data from public, private and foreign-owned peer companies. Hewitt has also made recommendations with respect to Director compensation matters.

Peer Group

Hewitt compares our compensation program to a peer group of comparably sized, industrial distribution companies, other large distributors, wholesalers, retailers and industrial product manufacturers which are potential competitors for executive talent of interest to WESCO.

At the Committee’s request, the compensation consultant reassessed the peer group used in prior years and recommended minor changes to the Company’s peer group for 2007. The current peer group includes the following 44 companies:

       Allegheny Energy, Inc.
       Alliant Techsystems Inc.
       Anixter Inc.
       Applied Industrial Technologies
       Arrow Electronics, Inc.
       AutoZone, Inc.
       Avnet Inc.
       Belden Inc.
       BlueLinx Corporation
       BorgWarner Inc.
       Brightpoint, Inc.
       Cameron International Corporation
       Cooper Industries, Inc.
       Dana Corporation
       Diebold, Incorporated
       Ecolab Inc.
       FMC Technologies
       Fortune Brands, Inc.
       Hubbell Incorporated
       Ingersoll-Rand Company
       Kaman Corporation
       Medtronic, Inc.
       Milacron Inc.
       MSC Industrial Direct Co., Inc.
       NCR Corporation
       Pitney Bowes, Inc.
       Praxair, Inc.
       Rockwell Automation
       Rockwell Collins
       Ryerson, Inc.
       Sauer-Danfoss Inc.
       Sealed Air Corporation
       Sonoco Products Company
       Temple-Inland Inc.
       Teradyne, Inc.
       Textron Inc.
       Thomas & Betts Corporation
       The Timken Company
       Unisys Corporation
       United Stationers Inc.
       Valmont Industries, Inc.
       Vulcan Materials Company
       W. R. Grace & Co.
       W.W. Grainger, Inc.

To adjust for a variation in size among our Company and the companies in our comparison group, Hewitt uses regression analysis techniques to adjust the compensation data for differences in peer group company revenues. This median level adjusted value is used as the basis to compare our compensation with peer companies. The Compensation Committee reviews analyses of compensation paid by companies in our comparison group through the use of marketplace compensation profiles prepared by Hewitt. The Committee attempts to maintain executive base salaries at or near the 50th percentile for peer companies and also sets short-term and long-term target incentives at or near the 50th percentile. We believe our targets allow us to attract and retain the executive talent necessary to develop and execute our strategy.

The Compensation Committee reports to the Board on overall compensation and, jointly with the Board, provides specific approval for compensation actions for the CEO and both Senior Vice Presidents.

The Company’s Compensation Program

Our compensation program objectives for executive officers are to attract, motivate, reward and retain the high caliber of executive performance required to be successful in the competitive distribution industry. Competent and motivated executives are essential in enhancing positive business results and achieving growth in stockholder value over intermediate and long-term horizons.

The principal components of our executive compensation program for officers consist of base salary, annual cash incentive bonuses, long-term incentives, health and welfare benefits and a limited number of perquisites. We do not provide post-employment retirement benefits, retiree health and welfare coverage, or supplemental executive retirement benefit programs. Base salary and annual incentive bonuses are set with the goal of attracting executives and adequately compensating and rewarding them for recent performance and contributions to longer-term strategic initiatives. Our long-term incentive equity programs are established to provide incentive and reward for the achievement of long-term business objectives, continued service and key talent retention.

Our executives have significant amounts of compensation at risk, with a high percentage of annual bonuses being directly linked to actual Company performance relative to prior years and strategic and operational objectives established at the beginning of each year. Our executives are expected to maintain a significant equity ownership in our Company, aligning the interests of management with those of our stockholders. We believe that our compensation program is appropriate to motivate and retain key executives and to maximize their contribution to the Company over the long term.

2007 General Assessment

The Compensation Committee annually reviews the performance of the management team relative to financial results and non-financial measures in the areas of strategic and organizational development. In the case of the Chief Executive Officer and the two Senior Vice Presidents, the Committee annually reviews results, continuous improvement progress, and accomplishments linked to objectives established at the beginning of the calendar year under review. In connection with that activity, the Committee leads a discussion of executive performance and contributions in Executive Session with all of the independent Directors of the Board. For the year 2007, the Committee and the Board reviewed financial performance and trends, progress achieved in planning and implementing a continuous program of accretive acquisitions, achievement of targeted organizational synergies and operational integration with previously completed acquisitions, successful executive recruitment, succession planning and management transitions at multiple levels in the organization, and expansion of the number and reach of key training programs within the Company.

The Committee also reviewed with the Board the conclusions of current peer group compensation studies prepared by Hewitt Associates. The Committee then provided its recommendations regarding compensation based on the achievement of annual and long-term strategic objectives and on the level of base salary adjustments believed to be appropriate to maintain equitable levels of compensation in relation to market studies. Its recommendations were thoroughly reviewed and discussed with the independent Directors in approving compensation amounts for the Company’s most senior-level executives.

Base Salaries

Salaries for executives are reviewed annually, taking into account factors such as overall Company performance in relation to competition and industry circumstances, changes in duties and responsibilities, and strategic and operational accomplishments. Mr. Haley, the Chief Executive Officer, makes base salary recommendations to the Compensation Committee for all of the named executive officers, excluding himself.

The Compensation Committee reviews individual salary history for approximately the 25 highest paid executive officers and compares their base salaries to salaries for comparable positions at companies within our peer group. The Compensation Committee’s consultant, Hewitt Associates, provides market data as a means to assess external compensation practices. Compensation trends for companies in our peer group are considered in the determination of overall compensation for our executives. From time to time (and not necessarily on an annual basis), the Committee adjusts base salaries for executive officers and to reflect competitive pay practices of companies in our peer group based on studies by Hewitt.

In determining increases to base salaries, the Compensation Committee considers the recommendation of Mr. Haley, Company performance, prevailing economic conditions, requirements for hiring recent additions to management and comparable salary practices of companies within our peer group.

During 2007, the Compensation Committee recommended and the Board approved a 5.5% increase for Mr. Goodwin as a market adjustment, to recognize his 2006 performance and to maintain internal equity with other Company executives having comparable responsibilities. No base salary increases were recommended for Messrs. Haley, Engel, Van Oss or Riordan in 2007. In 2008, the Compensation Committee recommended, and the Board approved, an 8% increase for Messrs. Haley, Engel and Van Oss to an annualized rate of $865,000, $535,000 and $535,000, respectively. The last increases for Messrs. Haley, Engel and Van Oss were made in 2006. The annual rate of increase over the past two years is approximately 5%. The Committee and Board believe this level of increase is appropriate to recognize the sustained record-setting performance that has been achieved. Additionally, each of Messrs. Haley, Engel and Van Oss have new salary levels that are below median level for comparable executives in Hewitt’s peer company analysis. The Committee also recommended, and the Board approved, a 5.7% increase for Mr. Riordan. Mr. Goodwin plans to retire in 2008, therefore, no increase was provided.

Annual Cash Incentive Bonus Awards

Annual Incentive Plans. Cash bonuses are awarded for achievement of strategic, financial, operational, and human resources objectives of our Company. Annual incentives are designed to provide compensation that approximates market median awards for achieving planned performance and to provide increased incentive awards for exceptional performance. Executive officers are eligible to receive a cash bonus award which is targeted at 50% of their base salaries. Mr. Haley’s cash bonus award targets 100% of his base salary. For performance above the 50% target, executives are eligible to receive a cash bonus award up to a maximum of 100% of their base salary. Mr. Haley is eligible to receive a cash bonus award of up to 200% of base salary for performance above the 100% target.

Annually, the Board reviews and approves the Company’s performance criteria and financial and operational targets for the upcoming fiscal year. Our Company’s incentive bonus plans are based on evaluations of sales performance, profitability margins, improvements over prior year actual results, return on capital, and other strategic and operational goals. Our structure and approach for incentive compensation has been in place for more than five years. Standards are changed periodically to reflect performance expectations. In early 2007, the standards were increased to reflect anticipated and forecasted favorable economic activity and our Company’s plan for higher levels of financial performance for the year.

Cash bonus incentive awards granted for 2007 performance reflect financial and operational achievements during the year. Messrs. Haley, Engel and Van Oss had Board-approved incentive opportunities based on overall Company financial and strategic and operational performance objectives. Their incentive awards were based on the following components and weighted accordingly:

•	Earnings Before Interest Taxes Depreciation and Amortization (EBITDA) (25%),

•	Free Cash Flow (FCF) (25%),

•	Return on Invested Capital (ROIC) (25%), and

•	Strategic and Operational Objectives (25%).

Our incentive payments are based on year over year performance. Performance below prior year results in a downward adjustment from the target level of incentive compensation. Similarly, performance above prior year results in adjustments above the target.

The Committee determined that overall performance against strategic objectives for Messrs. Haley, Engel and Van Oss were achieved. The strategic and operational objectives were to achieve acquisition synergies, manage financial leverage, acquire new business, improve operational efficiencies, recruit new talent into the organization and develop new training programs. In accordance with the plan and achievement of Company performance objectives, the named executive officers received the following incentive payment for the period ended December 31, 2007: Mr. Haley, $960,000; Mr. Van Oss, $300,000; Mr. Engel, $300,000. These amounts reflect a payout of 61% of maximum opportunity and are also significantly less than the incentive awards earned in 2006. These amounts are below Hewitt peer group market median by 10% or more. For 2006, Messrs. Haley, Van Oss and Engel received total cash incentive compensation of $1,800,000, $575,000 and $575,000.

Messrs. Goodwin and Riordan participated in an incentive plan based on their respective operations’ financial performance and their operating objectives. The Plan contains the following components and is weighted accordingly:

•	Earnings Before Interest and Taxes (EBIT) (40%),

•	Sales Growth (20%),

•	Return on Invested Assets (ROIA) (20%), and

•	Strategic and Operational Objectives (20%).

Similar to Messrs. Haley, Van Oss and Engel, incentive payments for Messrs. Goodwin and Riordan are based on year over year performance. Performance below prior year results in a downward adjustment from the target. Similarly, performance above prior year results in adjustments above the target. In addition, we make downward adjustments if any unit within the operating group has an unacceptable internal audit score.

For 2007, the Compensation Committee utilized discretion to increase Mr. Goodwin’s incentive payment. For 2006 Mr. Goodwin received a bonus in the amount of $305,000. Bonus performance standards were increased for 2007 over 2006. Mr. Goodwin’s operating groups improved sales and profitability over 2006 which was a record year for the Company. Additionally, the economic environment was more challenging in 2007 than 2006 and significantly different from what was anticipated in the planning process. Also, Mr. Goodwin made progress in several strategic areas including strengthening the organization through effective succession planning, key personnel additions, and completion of an acquisition. For these reasons the Compensation Committee awarded a bonus of $125,000 versus $62,000 per the plan. The amount of the award represented 47% of the bonus amount paid in the prior year. The 2007 bonus amount is 10% or more below the Hewitt peer group market median.

The Compensation Committee utilized discretion to increase Mr. Riordan’s incentive payment. The economic environment was more challenging in 2007 than 2006 and what was anticipated in the budgeting process. Also, Mr. Riordan made progress in several strategic areas including sales, marketing and back office operational integration. For these reasons the Compensation Committee awarded a 2007 bonus of $165,000 versus $83,000 per the plan. The amount of the award represented 44% of the total plan opportunity for Mr. Riordan in 2007. The bonus amount represents the 50th percentile of the Hewitt peer group.

Value Acceleration Program. In early 2007, the Compensation Committee gave final approval to a one-year Value Acceleration Program (VAP) to focus management’s attention and talent on stretch goals for significantly increasing corporate-wide EBITDA (earnings before interest, tax, depreciation and amortization) and other performance criteria that are believed to contribute to driving overall stockholder value. The 2007 program had a potential maximum incentive payout of $2.9 million with approximately 235 eligible participants. The program was designed to reward an EBITDA stretch target above the Company EBITDA budget. The Company did not achieve the stretch target, therefore, no payment was made to the named executive officers or other employees.

For 2008, the Compensation Committee recommended, and the Board approved, a one-year Accelerated Sales and Profit Program (ASAP). Similar to prior VAP Programs, ASAP is designed to focus management’s attention and talent on strategic goals for significantly increasing Corporation-wide sales and earnings, criteria that are believed to contribute to driving overall shareholder value. For 2008, the program has a potential maximum payout of $6.4 million and encompasses approximately 3,100 sales, sales support and senior-level management employees.

Perquisites

During 2007, there were limited perquisites provided to the named executive officers. Perquisites provided to named executive officers in 2007 included a vehicle allowance and select club memberships. The Compensation Committee determined that it was in the Company’s best interest to continue providing these perquisites as part of a competitive pay package and for Company benefit associated with business-related meetings and entertainment. In 2007, certain named executive officers and their spouses participated in a sales force incentive trip with a key supplier, and the Company paid the cost of the trip for the spouses.

Stock Based Awards

The Company has sponsored four stock based award plans, the WESCO International, Inc. 1999 Long-Term Incentive Plan (referred to as LTIP), the WESCO International, Inc. 1998 Stock Option Plan, the CDW Holding Corporation Stock Option Plan for Branch Employees, and the CDW Holding Corporation Stock Option Plan. The LTIP was designed to be the successor plan to all prior plans. At the Annual Stockholders’ meeting held May 21, 2003, the Stockholders voted to approve the Company’s LTIP as amended and restated. The LTIP is administered by the Compensation Committee which determines the eligibility for and amount of granted equity awards. Outstanding options under prior plans continue to be governed by their existing terms, which are substantially similar to the LTIP. Any remaining shares reserved for future issuance under the prior plans are available for issuance under the LTIP. We have expensed stock option grants under Statement of Financial Accounting Standards 123, Share-Based Payment (SFAS 123) since 2003, and adopted SFAS 123 (as revised in 2004) beginning in 2006.

The Compensation Committee and the Board of Directors believe that stock options and stock appreciation rights (referred to as SARs) are the most effective forms of equity awards for linking management performance and stockholder value creation. The Compensation Committee may grant stock options, SARs, restricted stock, restricted stock units, performance awards, and other incentive awards under the LTIP. The terms of the LTIP are summarized under Item 2 on page 38 of this Proxy Statement regarding approval of the renewal and restatement of the LTIP. Since its formation in 1993, our Company has not issued to any member of management restricted stock or any form of phantom stock or performance shares. Our Company’s most recent grant of financial performance-based awards was made in 2004. Currently, it is our policy to grant only time-based awards to the named executive officers.

Our officers and employees, including all of the named executive officers, are eligible to receive stock-based awards under the LTIP. The LTIP is designed to align the interests of officers and employees receiving awards with those of stockholders by providing an incentive to contribute to the long-term goals of the Company. We believe that equity-based compensation assists in attracting and retaining qualified employees and provides them with additional incentive to devote their best efforts to pursue and sustain the Company’s long-term performance and enhance the value of our Company for the benefit of its stockholders.

Equity awards in 2007 consisted only of SARs. We believe that SARs encourage management to achieve long-term goals as they only have value to the recipient if there are gains in the stock price, benefiting all stockholders. SARs entitle the participant to receive, upon exercise, a payment equal to (i) the excess of the fair market value of a share of Common Stock on the exercise date over the exercise price of the SARs, times (ii) the number of shares of Common Stock with respect to which the SARs are exercised. Upon exercise of a SAR, payment is made in shares of Common Stock. The 2007 SARs vest ratably over three years.

Grants of SARs to the named executive officers are allocated from a total number of SARs authorized and issued by the Compensation Committee each year. For 2007, the Committee authorized a total issuance of 597,400 SARS. The authorized awards were approximately equal to 1.3% of the outstanding stock of the Company. With respect to all of the named executive officers other than himself, the Chief Executive Officer makes grant recommendations to the Compensation Committee based on each individual executive’s long-term contributions, and consideration of competitive peer data from Hewitt. The Compensation Committee considers the Chief Executive’s recommendations and Hewitt’s analysis in making its grant determinations. With respect to the Chief Executive Officer, the Compensation Committee, in its sole discretion, determines the amount of his grant which is presented to and approved by the Board. The Committee has discretion and authority to increase or decrease actual awards given in any year to reflect specific circumstances and performance. Compensation consultant studies for Long Term Incentives are the primary basis for determining the size of long term incentive awards. We have followed a practice of targeting a value which approximates the 50th percentile of grants by companies in our peer group. It has been the recent practice of the Compensation Committee to issue equity awards annually, on or about July 1st of each year. Awards are generally determined several weeks prior to grant date and do not conflict with any material events such as an earnings release that could cause the stock price to be artificially high or low.

In 2007, we granted SAR awards to approximately 150 employees, including the named executive officers, with the effective grant dates set as July 1, 2007. Messrs. Haley, Van Oss, Engel, Riordan and Goodwin received awards of 120,000, 45,000, 45,000, 12,000 and 5,000 SARs, respectively. All awards, with the exception of Mr. Van Oss, were at or below the median value for comparable positions of companies within our peer group as determined by Hewitt. Mr. Van Oss’ awards were above the median, reflecting additional administrative and leadership responsibilities and internal equity. The SARs awarded July 1, 2007, had a grant price of $60.45, the closing price of our Common Stock on June 29, 2007. The expiration date is July 1, 2017.

We look at all components of compensation in conjunction with the Hewitt peer group median-level data. The value of stock based compensation is considered in establishing the overall compensation level, but is not used formulaically to adjust other forms of compensation. We believe that equity compensation is different from salary and bonus in that, due to their vesting requirements, SARs and time-based stock options serve a retention purpose. In addition, as with any stock, there are inherent risks of ownership of SARs and stock options.

Retirement Savings

Our Company maintains a 401(k) Retirement Savings Plan for all eligible employees, including the named executive officers. In 2007, the Company provided two types of 401(k) plan contributions with respect to eligible employees. The Company matched employee contributions at a rate of $0.50 per $1.00 up to 6% of eligible compensation. Additionally, a discretionary Company contribution was made in 2007 based on Compensation Committee established performance criteria. The Company has made discretionary contributions in six of the past ten years. When discretionary payments are made to the 401(k) plan, the contribution amount is based on age and years of service and varies from 1-7% of an employee’s annual base salary. For the plan year ending in December 2007, the named executives will receive discretionary payments in the 401(k) plan that are capped at $2,100.

We also maintain an unfunded deferred compensation plan for a group of qualifying management or highly compensated employees, including the named executives, under certain provisions of the Employee Retirement Income Security Act of 1974, as amended (ERISA). Participants may defer a portion of their salary and are eligible for a Company match at a rate of $0.50 per $1.00 up to 6% of eligible compensation less any Company match paid under the Retirement Savings Plan. Earnings are credited to employees’ accounts based on their selection from offered investment funds. Notwithstanding any provision of the Deferred Compensation Plan or benefit election made by any participant deemed to be a key employee, benefits payable under the Deferred Compensation Plan will not commence until six months after the key employee’s separation from employment.

Our Company does not have a defined benefit or supplementary retirement plan nor does it provide for post-retirement health benefits.

Health and Welfare Benefits

We provide health benefits to all full-time permanent employees, including the named executive officers, who meet the eligibility requirements. Employees pay a portion of the cost of healthcare on an increasing scale correlated to higher annual incomes. Accordingly, the NEO’s cost for benefit coverage is the highest under our plan. Our health and welfare benefits are evaluated periodically by external benefits consultants to assess plan performance and costs and to validate that benefit levels approximate the median value provided to employees of peer companies.

Chief Executive Officer Compensation

Mr. Haley’s compensation is higher than the compensation of other NEO’s due to the unique nature and broad scope of a chief executive officer’s leadership responsibilities, the unique accountability that a chief executive officer carries with respect to the performance of the company as a whole, and the particularly competitive market for attracting and retaining highly talented chief executive officers.

Likewise, compensation opportunities for executive officers reflect the labor market for each of those areas of expertise. Accordingly, compensation opportunities of the Company are established to reflect the reality of competitive labor markets and the business strategy of the Company. The variation reflects the difference in responsibility for the overall performance of the Company and the mix and amount of compensation opportunities available for similar positions in the marketplace for executive talent.

Employment Agreements

Employment Agreement with the Chief Executive Officer. We have had an employment agreement with

Mr. Haley since 1999 providing for a rolling employment term of three years. There have been no amendments to this agreement. Under this agreement, Mr. Haley is entitled to an annual base salary of at least $500,000, the actual amount of which may be adjusted by our Board from time to time, and an annual incentive bonus equal to a percentage of his annual base salary ranging from 0% to 200%. The actual amount of Mr. Haley’s annual incentive bonus will be determined based upon our financial performance as compared to the annual performance objectives established for the relevant fiscal year. The agreement provides that Mr. Haley is restricted from disclosing non-public confidential information of the Company during employment and for ten years after the last date of employment. Mr. Haley is also bound by restrictive covenants in the form of non-competition, non-solicitation of employees and customers during employment and for a period ending on the last date of the severance period of two years after the last date of employment. The parameters of Mr. Haley’s employment agreement which address termination or change in control are addressed in the next section entitled “Severance or Change in Control Agreements.”

Employment Agreements with the Chief Operating Officer and the Chief Financial Officer. We have employment agreements with each of Mr. Engel and Mr. Van Oss which are substantially similar. The agreements provide for an employment term of two years, subject to automatic renewals for an additional year as of each annual anniversary of the agreement. The agreements provide that Mr. Engel and Mr. Van Oss are entitled to an annual base salary of at least $450,000, subject to adjustment by our Board, and incentive compensation under our incentive compensation and other bonus plans for senior executives in amounts ranging from 0% to 100% of their annual base salary, based upon our achievement of earnings, sales growth and return on investment or other performance criteria established by our Compensation Committee. The agreements provide that Messrs. Engel and Van Oss are restricted from disclosing confidential information indefinitely and they are bound by restrictive covenants in the form of non-competition and non-solicitation during employment and for a period of two years after their last date of employment. The parameters of Mr. Engel’s and Mr. Van Oss’ employment agreements which address termination or change in control are addressed in the next section entitled “Severance or Change in Control Agreements.”

Employment Agreement with the Vice President, Operations — Steven Riordan. We have an employment agreement with Mr. Riordan. The agreement provides for an employment term of three years, subject to automatic renewals for two successive one-year periods as of each annual anniversary of the agreement. The agreements provide that Mr. Riordan is entitled to an annual base salary of at least $350,000, subject to adjustment by our Board, and incentive compensation under our incentive compensation and other bonus plans for senior executives in amounts ranging from 0% to 100% of his annual base salary upon our achievement of earnings, sales growth, return on invested assets and personal objectives or other performance criteria established by our Compensation Committee. The agreement provides that Mr. Riordan is restricted from disclosing non-public confidential information of the Company during employment and he is also bound by restrictive covenants in the form of non-competition and non-solicitation of employees, customers and suppliers. These restrictive covenants are effective during his employment and for a period of twelve months, or if Mr. Riordan is terminated for “cause” or resigns without “good reason”, for the longer of the term of the agreement or eighteen months. The parameters of Mr. Riordan’s employment agreement which addresses termination or change in control are addressed in the next section entitled “Severance or Change in Control Agreements.”

Severance or Change in Control Agreements

Severance Agreement with the Chief Executive Officer. Pursuant to the employment agreement with Mr. Haley, if his employment is terminated by us without “cause,” by Mr. Haley for “good reason” or as a result of Mr. Haley’s death or disability, Mr. Haley is entitled to continued payments of his average annual base salary and his average annual incentive bonus, reduced by any disability payments, for the three-year period, or in the case of a termination due to Mr. Haley’s death or disability, the two-year period, following termination, and continued welfare benefit coverage for the two-year period following termination. In addition, in the event of any such qualifying termination, all outstanding equity held by Mr. Haley will become fully vested.

The agreement further provides that, in the event of the termination of Mr. Haley’s employment by us without “cause” or by Mr. Haley for “good reason,” in either case, within the two-year period following a “change in control” of our Company, in addition to the termination benefits described above, Mr. Haley is entitled to receive continued welfare benefit coverage and payments in lieu of additional contributions to our 401(k) Retirement Savings Plan and Deferred Compensation Plan for the three-year period following the “change in control.” We have agreed to provide Mr. Haley with an excise tax gross up totaling 100% with respect to any excise taxes Mr. Haley may be obligated to pay pursuant to Section 4999 of the United States Internal Revenue Code of 1986 on any excess parachute payments. In addition, following a “change in control,” Mr. Haley is entitled to a minimum annual bonus equal to 50% of his base salary, and the definition of “good reason” is modified to include a reduction in base salary or a material reduction in benefits. Detailed calculations for Mr. Haley’s termination benefits are included in the table entitled “Potential Payments Upon Termination or Change in Control.”

Severance Agreements with the Chief Operating Officer and the Chief Financial Officer. In accordance with the employment agreements with each of Mr. Engel and Mr. Van Oss, which are substantially similar, if either’s employment is terminated by reason of his death, we will pay the amount of his accrued but unpaid base salary through his date of death, any accrued incentive compensation, any other reimbursable amounts, and any payments required to be made under our employee benefit plans or programs. If Mr. Engel’s or Mr. Van Oss’ employment is terminated by reason of disability, he will continue to receive his base salary and all welfare benefits through the date of disability, offset by the amount of any disability income payments provided under our disability insurance. If Mr. Engel’s or Mr. Van Oss’ employment is terminated by us without “cause” or by him for “good reason,” he is entitled to his accrued but unpaid base salary through the date of termination, a cash amount equal to his pro rata incentive compensation for the fiscal year in which the termination occurs, monthly cash payments equal to 1.5 times his monthly base salary as of the date of termination for eighteen months following the date of termination, and continued welfare benefit coverage for the two years. In such event, all equity, except those that will remain unvested due to specified operational or financial performance criteria not being satisfactorily achieved, will become fully vested, and we will continue to pay the full cost of his COBRA continuation coverage. If Mr. Engel’s or Mr. Van Oss’ employment is terminated within one year following a “change in control” of our Company, a cash amount equal to 1.5 times his monthly base salary will be paid in monthly installments for 24 months. We have agreed to provide Mr. Engel and Mr. Van Oss with a partial excise tax gross up with respect to any excise taxes they may be obligated to pay. Detailed calculations for Mr. Engel’s and Mr. Van Oss’s benefits are included in the table entitled “Potential Payments Upon Termination or Change in Control.”

Severance Agreement with the Vice President, Operations — Steven Riordan. In accordance with the employment agreement with Mr. Riordan, if employment is terminated by reason of his death, he will receive his base salary and benefits through his date of death. If Mr. Riordan’s employment is terminated by reason of disability, he will continue to receive his base salary and all benefits through the date of disability. If Mr. Riordan’s employment is terminated by us without “cause” or by him for “good reason,” he is entitled to his base salary through the date of termination. After the termination date, Mr. Riordan would be entitled to base salary for two years from the date of termination. In addition, Mr. Riordan would receive COBRA continuation coverage for the earlier of the end of two years or at the time he becomes eligible for benefits with another employer. He would also receive a payment of $900,000 and we have agreed to provide Mr. Riordan with an excise tax gross-up sufficient to cover 100% of any excise taxes due on these payments. Detailed calculations for Mr. Riordan’s benefits are included in the table entitled “Potential Payments Upon Termination or Change in Control.”

Severance for William Goodwin. During 2007, our Board adopted the WESCO Distribution, Inc. 2007 Severance Plan which was an update to a prior plan and provides severance benefits to all eligible employees, not limited to executives. In accordance with the WESCO Distribution, Inc. 2007 Severance Plan, an involuntary not for cause termination provides up to 52 weeks of base pay determined by completed years of service. Benefits in the amount of $290,000 would be paid to Mr. Goodwin, assuming a termination date of December 31, 2007. Additionally, in accordance with the agreements governing option and SAR grants for all employees who have received equity awards, in the event of a change in control, all stock options become fully vested for a compensation value of $1,196,788 for Mr. Goodwin, assuming that the date of the change in control is December 31, 2007. Messrs. Haley, Van Oss, Engel and Riordan do not participate in this plan because the benefits otherwise provided are superseded by their respective employment agreements.

Deductibility of Executive Compensation

Our Company intends to ensure that compensation paid to its executive officers is within the limits of, or exempt from, the deductibility limits of Section 162(m) of the Internal Revenue Code and expects that all compensation will be deductible. However, it reserves the right to pay compensation that is not deductible if it determines that to be in the best interests of the Company and its stockholders. Section 162(m) imposes a $1 million limit on the amount that a public company may deduct for compensation paid to the Company’s named executive officers who are employed as of the end of the year. This limitation does not apply to compensation that meets the requirements under Section 162(m) for “qualifying performance-based” compensation (i.e., compensation paid only if the individual’s performance meets pre-established objective goals based on performance criteria). For 2007, the payments for the annual incentive awards were designed to satisfy the requirements for deductible compensation.

As required under the tax rules, our Company must obtain shareowner approval every five years of the material terms of the performance goals for qualifying performance-based compensation. Our Board recommends that you vote your shares in approval of the renewal and restatement of the WESCO International, Inc. 1999 Long-Term Incentive Plan.

Conclusions

The Committee’s goal is to maintain compensation and benefit programs that are competitive within the distribution industry and clearly linked to stockholder value. The Committee believes that the 2007 compensation levels as disclosed in this Proxy Statement are reasonable and appropriate.

COMPENSATION COMMITTEE REPORT

The Compensation Committee has reviewed and discussed the foregoing Compensation Discussion and Analysis with management and, based on that review and those discussions, it recommended to the Board of Directors that the foregoing Compensation Discussion and Analysis be included in our Proxy Statement, and incorporated by reference in our Annual Report on Form 10-K for the fiscal year ended December 31, 2007.

Respectfully Submitted:

The Compensation Committee

Kenneth L. Way, Chairman
James L. Singleton
Lynn M. Utter

DIRECTOR COMPENSATION

Independent members of the Board of Directors receive compensation in the form of an annual retainer and an annual equity award. Directors have the ability to defer up to 100% of the retainer. Deferred amounts are converted into stock units. During 2007, non-employee Directors received an annual retainer of $50,000, payable in shares of our Common Stock or a combination of cash and shares of our Common Stock (of which a maximum of 50% may consist of cash) at each Director’s election. The Chair of our Audit Committee receives an additional fee of $10,000 payable annually. Board compensation levels have not changed for fiscal year 2007. In addition to the retainer, non-employee Directors are reimbursed for travel and other reasonable out-of-pocket expenses related to attendance at Board and Committee meetings. Directors receive no additional compensation for Board or Committee meeting attendance. Members of our Board who are also our employees do not receive compensation for their services as Directors.

Effective January 1, 2000, we established the Deferred Compensation Plan for Non-Employee Directors under which non-employee Directors can elect to defer 25% or more of their annual retainer. Amounts deferred under this arrangement are converted into stock units which are credited to an account in the Director’s name. For purposes of determining the number of stock units credited to a Director or a particular year, we use the average of the high and low trading prices of our Common Stock on the first trading day in January of that year. Distribution of deferred stock units will be made in a lump sum or in installments, in the form of shares of our Common Stock, in accordance with the distribution schedule selected by the Director at the time the deferral election is made. All distributions will be made or begin as soon as practical after January 1 of the year following the Director’s termination of Board service. In addition, as of each July 1, each continuing non-employee Director receives a non-qualified stock appreciation right (SAR) to purchase shares of our Common Stock. The exercise price of these SARs is equal to the fair market value per share of our Common Stock on the date of grant. A non-employee Director’s SARs vest on the third anniversary of the date of grant. If a Director’s Board service ends as a result of a scheduled Board term expiration, then all of the Director’s equity will vest in full. If a Director’s Board service is terminated prior to a normal termination or re-election date, then unvested equity is forfeited. Prior to July 1, 2005, Directors received equity compensation in the form of stock options. It was determined at the May 23, 2007 Board meeting to award 3,500 SARs to each Director for 2007. The SARs awarded July 1, 2007, have an exercise price of $60.45, the closing price of our Common Stock on June 29, 2007. The expiration date is July 1, 2017.

DIRECTOR COMPENSATION FOR 2007

	Fees Earned
	or Paid
Name	in Cash(1)	Equity Awards(2)(3)(4)	Total

Beach Lin	$50,000	$73,525	$123,525
Miles	$50,000	$73,525	$123,525
Raymund	$50,000	$39,102	$89,102
Singleton	$50,000	$39,102	$89,102
Tarr	$60,000	$73,525	$133,525
Utter	$50,000	$39,102	$89,102
Vareschi	$50,000	$73,525	$123,525
Way	$50,000	$73,525	$123,525

(1)	Represents the amount of the Director’s annual retainer.

(2)	Equity Award grants beginning July 1, 2005, and after, are SARs. Grants prior to July 1, 2005 are stock options.

(3)	Represents equity related compensation costs recognized in our financial statements for the fiscal year ended December 31, 2007, with respect to awards granted in previous years beginning in 2003 through year 2007. All equity awards prior to 2003 had no impact on compensation expense in 2007. These SAR awards are subject to time-based vesting criteria. The assumptions used in calculating these amounts are set forth in Note 2 to our financial statements for the year ended December 31, 2007, which is located on page 50 of our Annual Report on Form 10-K. All the equity awards were granted under the WESCO International, Inc. 1999 Long-Term Incentive Plan, as amended and approved by our Board and stockholders. On July 1, 2007, each Director was awarded 3,500 SARs with a grant date Black Scholes value of $23.05 per SAR, and an exercise price of $60.45, the closing price of our Common Stock on June 29, 2007.

(4)	Directors Raymund, Singleton and Utter received their total number of SAR awards in 2006 and 2007. All other Directors have awards received over a longer period of time, and, therefore, have a higher award compensation cost.

DIRECTOR OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END

			Number of
		Number of	Securities
		Securities	Underlying
	Option	Underlying	Unexercised Equity	Option	Option
	Grant	Unexercised Equity	Awards	Exercise	Expiration
Name	Date(1)(2)	Awards Exercisable	Un-exercisable	Price	Date

Beach Lin	7/01/2004	5,000	—	$17.90	7/01/2014
	7/01/2005	—	5,000	$31.65	7/01/2015
	7/01/2006	—	2,500	$69.00	7/01/2016
	7/01/2007	—	3,500	$60.45	7/01/2017
Total:		5,000	11,000

Miles	7/01/2004	5,000	—	$17.90	7/01/2014
	7/01/2005	—	5,000	$31.65	7/01/2015
	7/01/2006	—	2,500	$69.00	7/01/2016
	7/01/2007	—	3,500	$60.45	7/01/2017
Total:		5,000	11,000

Raymund	7/01/2006	—	2,500	$69.00	7/01/2016
	7/01/2007	—	3,500	$60.45	7/01/2017
Total:		—	6,000
Singleton	7/01/2006	—	2,500	$69.00	7/01/2016
	7/01/2007	—	3,500	$60.45	7/01/2017
Total:		—	6,000

Tarr	7/01/2002	5,000	—	$6.40	7/01/2012
	7/01/2003	5,000	—	$6.75	7/01/2013
	7/01/2004	5,000	—	$17.90	7/01/2014
	7/01/2005	—	5,000	$31.65	7/01/2015
	7/01/2006	—	2,500	$69.00	7/01/2016
	7/01/2007	—	3,500	$60.45	7/01/2017
Total:		15,000	11,000

Utter	7/01/2006	—	2,500	$69.00	7/01/2016
	7/01/2007	—	3,500	$60.45	7/01/2017
Total:		—	6,000

Vareschi	7/01/2003	5,000	—	$6.75	7/01/2013
	7/01/2004	5,000	—	$17.90	7/01/2014
	7/01/2005	—	5,000	$31.65	7/01/2015
	7/01/2006	—	2,500	$69.00	7/01/2016
	7/01/2007	—	3,500	$60.45	7/01/2017
Total:		10,000	11,000

Way	7/01/2004	5,000	—	$17.90	7/01/2014
	7/01/2005	—	5,000	$31.65	7/01/2015
	7/01/2006	—	2,500	$69.00	7/01/2016
	7/01/2007	—	3,500	$60.45	7/01/2017
Total:		5,000	11,000

(1)	Equity Award grants beginning July 1, 2005, and after, are SARs. Grants prior to July 1, 2005 are stock options, all of which were vested as of July 1, 2007.

(2)	All stock equity awards in the time period of 2004 — 2006 to non-employee Directors cliff vest on the third anniversary of the date of grant and expire ten years from the grant date. 2007 SAR awards to non-employee Directors vest in one-third increments on the anniversary date of the grant and expire ten years from the grant date.

SUMMARY COMPENSATION TABLE

				Non-Equity
Name and			Equity	Incentive Plan	All Other
Principal Position	Year	Salary	Awards(2)(3)	Compensation(1)	Compensation(4)	Total

Haley, CEO	2007	$800,000	$3,231,965	$960,000	$218,994	$5,210,959
	2006	$775,000	$2,768,825	$1,800,000	$204,645	$5,548,470
Van Oss, CFO	2007	$495,000	$1,193,590	$300,000	$99,353	$2,087,943
	2006	$472,500	$976,135	$575,000	$88,493	$2,112,128
Engel, COO	2007	$495,000	$1,123,365	$300,000	$76,240	$1,994,605
	2006	$472,500	$916,569	$575,000	$63,050	$2,027,119
Riordan, VP	2007	$350,000	$46,109	$165,000	$21,000	$582,109
Goodwin, VP	2007	$288,125	$342,923	$125,000	$67,352	$823,400
	2006	$275,000	$305,553	$305,000	$66,327	$996,880

(1)	2007: Represents annual cash incentive bonus amounts which reflect compensation earned in year 2007, but approved and paid in year 2008, in the amounts of $960,000, $300,000, $300,000, $165,000 and $125,000 for Messrs. Haley, Van Oss, Engel, Riordan, and Goodwin, respectively.

2006: Represents annual cash incentive bonus amounts which reflect compensation earned in year 2006, but approved and paid in year 2007, in the amounts of $1,600,000, $495,000, $495,000, and $265,000 for Messrs. Haley, Van Oss, Engel, and Goodwin, respectively. This also includes amounts paid under a one-year Value Acceleration Program (VAP) in the amounts of $200,000, $80,000, $80,000 and $40,000 to Messrs. Haley, Van Oss, Engel, and Goodwin, respectively. See pages 15 and 16 for a description of our annual incentive bonus program and the VAP.

(2)	Equity Award grants beginning July 1, 2005, and after, are SARs. Grants prior to July 1, 2005 are stock options.

(3)	Represents compensation costs recognized in our financial statements for the fiscal year ended December 31, 2007, with respect to awards granted in previous years beginning in 2003 through year 2007. All equity awards prior to 2003 had no impact on compensation expense in 2007. These equity awards are subject to time-based vesting criteria. The assumptions used in calculating these amounts are set forth on Page 37 of our financial statements for the year ended December 31, 2007 and Annual Report on Form 10-K. All the equity awards were granted under the WESCO International, Inc. 1999 Long-Term Incentive Plan, as amended and approved by our Board and stockholders.

(4)	See the All Other Compensation table on page 26 for additional information.

ALL OTHER COMPENSATION

The following table describes each component of the All Other Compensation in the Summary Compensation Table. The most significant component of this table is Company payments or contributions to employee retirement savings programs. These payments are further analyzed in the table contained in footnote (4) and include payments which are also presented and discussed there.

					Payments Relating
					to Employee
		Other	Auto	Tax	Retirement
NEO	Year	Benefits(1)	Allowance(2)	Payments(3)	Savings Programs(4)	Total

Haley	2007	$6,128	$12,000	$2,467	$198,399	$218,994
	2006	$9,036	$12,000	$3,858	$179,751	$204,645
Van Oss	2007	$6,884	$12,000	$2,242	$78,227	$99,353
	2006	$7,339	$12,000	$2,522	$66,633	$88,493
Engel	2007	$1,300	$12,000	$186	$62,754	$76,240
	2006	$1,290	$12,000	$185	$49,575	$63,050
Riordan	2007	$14,885	$14,400	$0	$6,600	$35,885
Goodwin	2007	$1,300	$12,000	$178	$53,874	$67,352
	2006	$1,290	$12,000	$179	$52,859	$66,327

(1)	This column reports the total amount of other benefits provided, none of which exceeded $10,000, except for Mr. Riordan’s benefits which included $8,956 for club dues and $5,929 for fuel reimbursement. Benefits provided to the other named executive officers included club dues and Company-paid travel for the spouses of certain executives.

(2)	Represents a $1,000 monthly automobile allowance for all named executive officers, except Mr. Riordan. Mr. Riordan’s automobile allowance is $1,200 per month.

(3)	Represents “Gross-Up Payments” to the named executive officers for taxes on reportable income resulting from Company-paid benefits including club dues and spousal travel expenses.

(4)	The Retirement Savings Program includes both the Retirement Savings Plan, a 401(k) plan and the Deferred Compensation Plan, a non-qualified plan. Company contributions to the retirement savings programs include matching contributions and discretionary contributions. The table below breaks down the Company contribution by plan and contribution type. Company matching contributions are capped at 50% of participant deferrals, not to exceed 3% of compensation. Matching contributions are made to the 401(k) plan up to maximum limits established by the IRS, with any excess contributed to the deferred compensation plan. Similarly, discretionary contributions are made to the 401(k) plan up to maximum limits established by the IRS, with the excess contributed to the deferred compensation plan. Company discretionary contribution to the 401(k) Plan and the Deferred Compensation Plan reflect amounts earned based on results for 2005 and 2006, but paid in years 2006 and 2007.

					Company
			Company Matching	Company	Discretionary
		Company Matching	Contribution to	Discretionary	Contribution to
		Contribution to	Deferred	Contribution to	Deferred
NEO	Year	401k Plan	Compensation Plan	401k Plan	Compensation Plan	Total

Haley	2007	$2,700	$75,300	$10,500	$109,899	$198,399
	2006	$2,363	$68,888	$10,250	$98,250	$179,750
Van Oss	2007	$6,600	$25,500	$10,500	$35,627	$78,227
	2006	$6,300	$20,775	$10,250	$29,308	$66,633
Engel	2007	$6,600	$25,500	$6,300	$24,354	$62,754
	2006	$6,300	$23,775	$6,150	$13,350	$49,575
Riordan	2007	$6,600	$0	$0	$0	$6,600
Goodwin	2007	$6,600	$11,213	$14,700	$21,362	$53,874
	2006	$5,792	$9,209	$14,350	$23,508	$52,858

NONQUALIFIED DEFERRED COMPENSATION

The table below provides information on the non-qualified deferred compensation of the named executives in 2007.

		Executive	Company	Aggregate	Aggregate	Aggregate
		Contribution	Contributions	Earnings	Withdrawals/	Balance
Name	Year	in Last FY(1)	in Last FY(3)	in Last FY(4)	Distributions	at Last FYE(5)(6)

Haley	2007	$260,000	$185,199	$153,577	$0	$2,676,477
	2006	$237,500	$167,138	$179,209	$0	$2,077,702
Van Oss	2007	$428,000	$61,127	$179,189	$0	$1,468.948
	2006	$180,500	$50,083	$89,231	$0	$804,756
Engel	2007	$64,200	$49,854	$13,135	$0	$276,008
	2006	$60,150	$37,125	$13,080	$0	$158,418
Riordan(2)	2007	$0	$0	$0	$0	$0
Goodwin	2007	$71,250	$32,574	$85,399	$0	$649,113
	2006	$60,000	$32,717	$46,178	$0	$459,983

(1)	Reflects participation by the named executive officers in the Deferred Compensation Plan during 2007, including deferral of portions of both base salary and incentive compensation. The named executive officers cannot withdraw any amounts from their deferred compensation balances until termination, retirement, death or disability with the exception that the Compensation Committee may approve an amount (“hardship withdrawal”) necessary to meet unforeseen needs in the event of an emergency.

(2)	Mr. Riordan did not participate in 2007.

(3)	The table below breaks down the Company contribution to the deferred compensation plan by type of contribution. Please refer to footnote 4 of the All Other Compensation table for a discussion of the determination of these contributions, which amounts are repeated as compensation in the “All Other Compensation” column of the Summary Compensation table on page 25.

			Company
		Company Matching	Discretionary
		Contribution to	Contribution to
		Deferred	Deferred
Name	Year	Compensation Plan	Compensation Plan	Total

Haley	2007	$75,300	$109,899	$185,199
	2006	$68,888	$98,250	$167,138
Van Oss	2007	$25,500	$35,627	$61,127
	2006	$20,775	$29,308	$50,083
Engel	2007	$25,500	$24,354	$49,854
	2006	$23,775	$13,350	$37,125
Riordan	2007	$0	$0	$0
Goodwin	2007	$11,212	$21,362	$32,574
	2006	$9,209	$23,508	$32,717

(4)	Reflects investment returns or earnings calculated by applying the investment return rate at the valuation date to the average balance of the participant’s deferral account and Company contribution account since the last valuation date for each investment vehicle selected by the participant. Investment vehicles available to participants are a subset of those offered in the Company’s 401(k) Retirement Savings Plan and notably do not include Company stock. See footnote 6 and the related All Funds Performance table.

(5)	Based upon years of service to the Company, Mr. Haley, Mr. Van Oss and Mr. Goodwin are each fully vested in the aggregate balance of their respective accounts at last year end. Mr. Engel is 40% vested in the Company contribution account portion of his aggregate balance based upon completed years of service yielding an unvested balance of $73,184.

(6)	The funds currently chosen are Haley: Am Cap and RAFI Enhanced Large Cap; Van Oss: MFS Value Fund, Alger Midcap Growth, RVS Midcap, Thornburg International, American Balanced, and Loomis Sayles; Engel: Columbia Acorn; Goodwin: AmCap, MFS Value, Alger Midcap, Columbia Acorn, Thornburg International; American Balanced, and Loomis Sayles. The performance of selected funds is illustrated in the All Funds Performance table.

ALL FUNDS PERFORMANCE

		Annualized Returns(1)
		1	3	5	10	Since
Fund Name(2)	Ticker Symbol	Year	Year	Year	Year	Inception

Benchmark

Amcap Fund (Class R-4)	RAFEX	7.45	7.63	12.14	N/A	7.26
Growth Fund	Russell 1000 Growth	11.81	8.68	12.11	3.83	N/A
MFS Value Fund (Class A)	MEIAX	7.61	11.32	14.63	9.81	N/A
Equity Fund	Russell 1000 Value	(0.17)	9.32	14.63	7.68	N/A

Alger Midcap Growth Institutional	ALMRX	34.56	17.58	21.55	15.02	N/A
Equity Fund	Russell Midcap Growth	11.43	11.39	17.90	7.59	N/A
Columbia Acorn Fund (Class A)	LACAX	7.39	11.39	19.37	N/A	12.64
Equity Fund	Russell Midcap Growth	11.43	11.39	17.90	7.59	N/A

RVS Midcap Value Fund Class R4	RMCVX	10.50	14.78	22.65	N/A	15.35
Equity Fund	Russell Midcap Value	(1.42)	10.11	17.92	10.18	N/A
Thornburg International Value (RS)	TIVRX	28.13	N/A	N/A	N/A	25.64
International Stocks	MSCI EAFE NDTR_D	11.17	16.83	21.59	8.66	N/A

American Balanced Fund	ABALX	6.60	7.11	10.46	8.31	N/A
Balanced Fund	Dow Jones U.S.	4.87	6.99	11.05	7.20	N/A
	Moderate Portfolio
Loomis Sayles Invest Grade Bond (Y)	LSIIX	9.93	6.73	9.83	8.39	N/A
Bond Fund	Lehman Brothers	6.97	4.56	4.42	5.97	N/A

Stable Value Fund	Aggregate Bond	N/A	N/A	N/A	N/A	N/A
Other
RAFI Enhanced Large Company		N/A	N/A	N/A	N/A	N/A
Other

(1)	As of December 31, 2007.

(2)	Investment fund options for deferred compensation are a subset of the fund options that are available to all employees having 401(k) accounts.

GRANTS OF PLAN-BASED AWARDS FOR 2007

		All Other Option	Exercise or	Full Grant
		Awards: Number of	Base Price of	Date Fair
	Grant	Securities Underlying	Option Awards	Value of Option
Name	Date	Options(1)	($/SH)(2)	Awards(3)

Haley	7/01/07	120,000	$60.45	$2,766,000
Van Oss	7/01/07	45,000	$60.45	$1,037,250
Engel	7/01/07	45,000	$60.45	$1,037,250
Riordan	7/01/07	12,000	$60.45	$276,600
Goodwin	7/01/07	5,000	$60.45	$115,250

(1)	Represents the number of SARs granted in 2007 to the named executive officers. These SARs will time vest and become exercisable ratably in three equal increments annually on the anniversary date.

(2)	Represents the exercise price for the SARs granted, which was the closing price of our Company stock on June 30, 2007, in accordance with Compensation Committee action on May 23, 2007.

(3)	Represents the full grant date fair value of SARs under Financial Accounting Standards No. 123R (referred to as “FAS 123R”) granted to the named executive officers. The full grant date fair value is the amount that the Company would expense in its financial statements over the awards vesting schedule without adjustment for forfeitures. Fair value is calculated using the Black Scholes value on the grant date of $23.05, and is accounted for in accordance with FAS 123R. For additional information on the valuation assumptions, refer to Note 14 of the Company’s financial statements in the Annual Report on Form 10-K for the year ended December 31, 2007. These amounts reflect the Company’s accounting expense and do not necessarily correspond to the actual value that will be recognized by the named executive officers.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END

			Number of
			Securities	Number of
			Underlying	Securities
	Equity		Unexercised	Underlying	Equity	Equity
	Awards		Equity	Unexercised	Awards	Awards
	Grant		Awards	Equity Awards	Exercise	Expiration
Name	Date		Exercisable	Un-exercisable	Price	Date

Haley	08/06/1998	*		325,125	$10.75	06/05/2008
	08/22/2003		300,000	—	$5.90	08/22/2013
	09/29/2004		200,000		$24.02	09/29/2014
	07/01/2005		133,333	66,667	$31.65	07/01/2015
	07/01/2006		33,334	66,666	$69.00	07/01/2016
	07/01/2007		—	120,000	$60.45	07/01/2017
Total:			666,667	578,458

Van Oss	08/06/1998	*	—	26,010	$10.75	06/05/2008
	05/11/2000		27,500	—	$9.875	05/11/2010
	10/23/2000		22,500	—	$9.3125	10/23/2010
	12/21/2001		50,000	—	$4.50	12/21/2011
	08/22/2003		70,000	—	$5.90	08/22/2013
	09/29/2004		70,000		$24.02	09/29/2014
	07/01/2005		50,000	25,000	$31.65	07/01/2015
	07/01/2006		12,500	25,000	$69.00	07/01/2016
	07/01/2007		—	45,000	$60.45	07/01/2017
Total:			302,500	121,010
Engel	07/14/2004	(a)	100,000	—	$16.82	07/14/2014
	07/14/2004	(b)	100,000	—	$16.82	07/14/2014
	07/01/2005		50,000	25,000	$31.65	07/01/2015
	07/01/2006		12,500	25,000	$69.00	07/01/2016
	07/01/2007		—	45,000	$60.45	07/01/2017
Total:			262,500	95,000

Riordan	07/01/2007		—	12,000	$60.45	07/01/2017
Total:			—	12,000
Goodwin	08/06/1998	*	—	47,685	$10.75	06/05/2008
	12/21/2001		35,000	—	$4.50	12/21/2011
	09/29/2004		10,000	—	$24.02	09/29/2014
	07/01/2005		8,333	8,333	$31.65	07/01/2015
	07/01/2006		2,834	5,666	$69.00	07/01/2016
	07/01/2007		—	5,000	$60.45	07/01/2017
Total:			56,167	66,684

*	For the August 6, 1998 grant, all unexercisable performance-based options vested on January 1, 2008.

EQUITY AWARDS VESTING SCHEDULE

Grant Date	Vesting Schedule

08/06/1998	Time vested in 1/8 increments annually for four years beginning June 5, 1999 and ending June 5, 2002.
Performance-based vested in 1/8 increments upon achieving both EBITDA margins of 4.0%, 4.3%, 4.6%, and 4.8% and EBITDA of $122.6 million, $149.6 million, $176.7 million, and $206.9 million in 1998, 1999, 2000, and 2001, respectively. Upon achieving EBITDA margin of 5.0% and EBITDA dollars of $240.2 million in 2002, any unvested performance-based options would become vested after 2002. All remaining unvested performance-based options vested on January 1, 2008.
05/11/2000	Performance vested on May 11, 2006 upon achievement of 4.9% EBITDA margin in 2005.*
10/23/2000	Performance vested on October 23, 2006 upon achieving 4.9% EBITDA in 2005.*
12/21/2001	Performance vested on December 21, 2006 upon achieving performance criteria of 5% EBITDA margin in 2005. In the absence of achieving the performance criteria, the award would have vested in full on December 21, 2011.*
08/22/2003	Time-based vested in 1/3 increments annually on the anniversary of the grant date.
07/14/2004(a)	Time-based vested in 1/3 increments annually on the anniversary of the grant date.
07/14/2004(b)	Performance vested on July 14, 2006 upon achieving performance criteria of 5% EBITDA margin in 2005. In the absence of achieving the performance criteria, the award would have vested in full on July 14, 2014.*
09/29/2004	Time-based vested in 1/3 increments annually on the anniversary of the grant date.
07/01/2005	Time-based vesting in 1/3 increments on July 1, 2006; July 1, 2007; and July 1, 2008.
07/01/2006	Time-based vesting in 1/3 increments on July 1, 2007; July 1, 2008; and July 1, 2009.
07/01/2007	Time-based vesting in 1/3 increments on July 1, 2008; July 1, 2009; and July 1, 2010.

*	For additional information regarding this performance criteria, see “Compensation Discussion and Analysis — Stock Based Awards” on page 17 and 18.

OPTION EXERCISES AND STOCK VESTED

	Option Awards	Option Awards
	Number of Shares	Value Realized
Name	Acquired on Exercise	on Exercise(6)

Haley(1)	411,875	$24,343,828

Van Oss(2)	0	$0
Engel(3)	0	$0

Riordan(4)	0	$0
Goodwin(5)	5,600	$340,798

(1)	Mr. Haley exercised (i) 100,000 options on February 23, 2007, with an exercise price of $4.50 and market price of $68.125; (ii) 100,000 options on February 23, 2007, with an exercise price of $9.875 and market price of $68.125; and (iii) 211,875 options on February 23, 2007, with an exercise price of $10.75 and market price of $68.125.

(2)	Mr. Van Oss did not exercise any stock options in 2007.

(3)	Mr. Engel did not exercise any stock options in 2007.

(4)	Mr. Riordan did not exercise any stock options in 2007.

(5)	Mr. Goodwin exercised 5,600 options on February 6, 2007 with an exercise price of $5.90 and market price of $66.75.

(6)	All amounts in this column are before any applicable taxes.

POTENTIAL PAYMENTS UPON TERMINATION OR
CHANGE IN CONTROL: HALEY

Each of the following potential scenarios represents circumstances under which the named executive could potentially terminate employment with the Company. A description of the compensation benefits due the executive in each scenario is provided. In each case, the date of the triggering event is assumed to be December 31, 2007. The amounts described in the table below will change based on the assumed termination date. The determination of compensation due to Mr. Haley upon separation from the Company is governed by his employment agreement with the Company dated June 5, 1998.

“Change in Control” means the occurrence of any of the following events: (a) the acquisition by any entity not affiliated with the Company of 50% or more of the outstanding voting securities of the Company; (b) a merger or consolidation of the Company resulting in Company stockholders having less than 50% of the combined voting power; (c) the liquidation or dissolution of the Company; or (d) the sale of the assets of the Company to an entity unrelated to the Company.

“Not for Cause” means any termination other than for disability or for willful failure of the executive to perform his duties; willful serious misconduct that is materially injurious to the Company; conviction of a felony crime; or material breach of a covenant for non-disclosure, non-compete, or relating to Company stock.

“Good Reason” means the executive’s duties are significantly different than those originally assigned to him; non-extension of his employment agreement; employment agreement was not assumed by a successor; position as CEO was not continued or he was not reelected as Director to the Board; a reduction in base salary; or benefits have been materially reduced.

			Involuntary	Involuntary
Executive Benefit			Not For	or Good
and Payments Upon	Voluntary	Change	Cause	Reason
Termination	Termination(1)	in Control(2)	Termination(3)	Termination(3)	Death(4)	Disability(4)

Compensation:

Prorated Annual Earned Incentive	$960,000	$960,000	$960,000	$960,000	$960,000	$960,000
Base Salary		$2,466,667	$2,466,667	$2,466,667	$1,600,000	$1,600,000

Incentive		$4,140,000	$4,140,000	$4,140,000	$2,760,000	$2,760,000
Accelerated Options & SARS(5)		$9,925,531	$9,925,531	$9,925,531	$9,925,531	$9,925,531

Benefits and Perquisites:
Life Insurance Coverage		$10,692	$7,128	$7,128		$7,128

Medical Benefits		$29,646	$19,764	$19,764	$19,764	$19,764
280G Tax Gross-Up		$2,464,078

Total:	$960,000	$19,996,614	$17,519,089	$17,519,089	$15,265,295	$15,272,423

(1)	Voluntary Termination

Prorated annual incentive compensation for the portion of the fiscal year employed.

(2)	Change in Control

Average base salary continuation for three years. Prorated annual incentive compensation for the portion of the fiscal year employed. Contractual incentive of average annual incentive compensation for three years. All equity awards become fully vested and exercisable for 18 months. Continued participation for three years in benefits programs so long as executive makes timely payment of premiums, contributions, and co-payments. A “Gross-Up-Payment” sufficient to reimburse the executive for 100% of any excise taxes payable as a result of termination payments plus any income taxes on the reimbursement payment itself.

(3)	Involuntary Not for Cause or Involuntary Executive for Good Reason Termination

Average base salary for three years. Prorated annual incentive compensation for the portion of the fiscal year employed. Contractual incentive of average annual incentive compensation for three years. All equity awards become fully vested and exercisable for 18 months. Continued participation for two years in benefits programs so long as executive makes timely payment of premiums, contributions, and co-payments.

(4)	Death or Disability

Average base salary continuation for two years. Prorated annual incentive compensation for the portion of the fiscal year employed. Average annual incentive compensation for two years. All equity awards become fully vested and exercisable for 18 months. Continued participation for two years in benefits programs so long as executive makes timely payment of premiums, contributions, and co-payments.

(5)	Accelerated Options & SARS

As of January 1, 2008, 325,125 options become fully vested. If this table were prepared on January 1, 2008, rather than December 31, 2007, amounts for Accelerated Options & SARS would be $532,669.

POTENTIAL PAYMENTS UPON TERMINATION OR
CHANGE IN CONTROL: VAN OSS

Each of the following potential scenarios represents circumstances under which the named executive could potentially terminate employment with the Company. A description of the compensation benefits due the executive in each scenario is provided. In each case, the date of the termination is assumed to be December 31, 2007. The amounts described in the table below will change based on the assumed termination date. The determination of compensation due to Mr. Van Oss upon separation from the Company is governed by his employment agreement with the Company dated December 15, 2006.

“Change in Control” means the occurrence of any of the following events: (a) the acquisition by any entity not affiliated with the Company of 30% or more of the outstanding voting securities of the Company; (b) a merger or consolidation of the Company resulting in Company stockholders having less than 70% of the combined voting power; (c) the liquidation or dissolution of the Company; (d) the sale of the assets of the Company to an entity unrelated to the Company; or (e) during any two year period, a majority change of duly elected Directors.

“Not for Cause” means any termination other than for a material breach of the executive’s employment agreement; the executive engaging in a felony or engaging in conduct which is injurious to the Company, its customers, employees, suppliers, or stockholders; the executive’s failure to timely and adequately perform his duties; or the executive’s material breach of any manual or written policy, code or procedure of the Company.

“Good Reason” means the executive has not consented to a reduction in the executive’s base salary; a relocation of the executive’s primary place of employment to a location more than 50 miles from Pittsburgh, Pennsylvania; or any material reduction in the executive’s offices, titles, authority, duties or responsibilities.

		Involuntary	Involuntary
Executive Benefits		Not For	or Good
and Payments Upon		Cause	Reason
Termination	Change In Control(1)	Termination(2)	Termination	Death(3)	Disability(4)

Compensation:

Prorated Annual Earned Incentive	$300,000	$300,000	$300,000	$300,000
Base Salary and Incentive	$1,485,000	$1,113,750	$1,113,750

Accelerated Options & SARS(5)	$951,179	$951,179	$951,179
Benefits and Perquisites:

Medical Benefits	$19,125	$19,125	$19,125		$19,125
280G Tax Gross-Up	$544,172

Total:	$3,305,852	$2,384,054	$2,384,054	$300,000	$19,125

(1)	Change in Control

Monthly base salary times 1.5 continuation for 24 months. Prorated annual incentive compensation for the portion of the fiscal year employed. All equity awards become fully vested and exercisable for 12 months. Company paid welfare benefits (COBRA continuation coverage) for 24 months. A “Gross-Up-Payment” sufficient to reimburse the executive for 50% of any excise taxes payable as a result of termination payments plus any income taxes on the reimbursement payment itself.

(2)	Involuntary Not for Cause or Involuntary Executive for Good Reason Termination

Monthly base salary times 1.5 continuation for 18 months. Prorated annual incentive compensation for the portion of the fiscal year employed. All equity awards become fully vested and exercisable for 60 days. Company paid welfare benefits (COBRA continuation coverage) for 18 months.

(3)	Death

Prorated annual incentive compensation for the portion of the fiscal year employed.

(4)	Disability

Welfare benefits (COBRA continuation coverage) for 18 months.

(5)	Accelerated Options & SARS

As of January 1, 2008, 26,010 options become fully vested. If this table were prepared on January 1, 2008, rather than December 31, 2007, amounts for Accelerated Options & SARS would be $199,750.

POTENTIAL PAYMENTS UPON TERMINATION OR
CHANGE IN CONTROL: ENGEL

Each of the following potential scenarios represents circumstances under which the named executive could potentially terminate employments with the Company. A description of the compensation benefits due the executive in each scenario is provided. In each case, the date of the termination is assumed to be December 31, 2007. The amounts described in the table below will change based on the assumed termination date. The determination of compensation due to Mr. Engel upon separation from the Company is governed by his employment agreement with the Company dated July 14, 2006.

“Change in Control” means the occurrence of any of the following events: (a) the acquisition by any entity not affiliated with the Company of 30% or more of the outstanding voting securities of the Company; (b) a merger or consolidation of the Company resulting in Company stockholders having less than 70% of the combined voting power; (c) the liquidation or dissolution of the Company; (d) the sale of the assets of the Company to an entity unrelated to the Company; or (e) during any two year period, a majority change of duly elected Directors.

“Not for Cause” means any termination other than for a material breach of the executive’s employment agreement; the executive engaging in a felony or engaging in conduct which is injurious to the Company, its customers, employees, suppliers, or stockholders; the executive’s failure to timely and adequately perform his duties; or the executive’s material breach of any manual or written policy, code or procedure of the Company.

“Good Reason” means the executive has not consented to a reduction in the executive’s base salary; a relocation of the executive’s primary place of employment to a location more than 50 miles from Pittsburgh, Pennsylvania; or any material reduction in the executive’s offices, titles, authority, duties or responsibilities.

			Involuntary
Executive Benefits		Involuntary	or Good
and Payments Upon	Change in	Not for Cause	Reason
Termination	Control(1)	Termination(2)	Termination	Death(3)	Disability(4)

Compensation:

Prorated Annual Earned Incentive	$300,000	$300,000	$300,000	$300,000
Base Salary and Incentive	$1,485,000	$1,113,750	$1,113,750

Accelerated Options & SARS	$199,750	$199,750	$199,750
Benefits and Perquisites:

Medical Benefits	$19,689	$19,689	$19,689		$19,689
280G Tax Gross-Up	$546,201

Total:	$2,550,640	$1,633,189	$1,633,189	$300,000	$19,689

(1)	Change in Control

Monthly base salary times 1.5 continuation for 24 months. Prorated annual incentive compensation for the portion of the fiscal year employed. All equity awards become fully vested and exercisable for 12 months. Company paid welfare benefits (COBRA continuation coverage) for 24 months. A “Gross-Up-Payment” sufficient to reimburse the executive for 50% of any excise taxes payable as a result of termination payments plus any income taxes on the reimbursement payment itself.

(2)	Involuntary Not for Cause or Involuntary Executive for Good Reason Termination

Monthly base salary times 1.5 continuation for 18 months. Prorated annual incentive compensation for the portion of the fiscal year employed. All equity awards become fully vested and exercisable for 60 days. Company paid welfare benefits (COBRA continuation coverage) for 18 months.

(3)	Death

Prorated annual incentive compensation for the portion of the fiscal year employed.

(4)	Disability

Welfare benefits (COBRA continuation coverage) for 18 months.

POTENTIAL PAYMENTS UPON TERMINATION OR
CHANGE IN CONTROL: RIORDAN

Each of the following potential scenarios represents circumstances under which the named executive could potentially terminate employment with the Company. A description of the compensation benefits due the executive in each scenario is provided. In each case, the date of the termination is assumed to be December 31, 2007. The amounts described in the table below will change based on the assumed termination date. The determination of compensation due to Mr. Riordan upon separation from the Company is governed by his employment agreement with the Company dated October 2, 2006.

“Not for Cause” means any termination other than for a material breach of the executive’s employment agreement; the executive engaging in fraud, theft and/or financial dishonesty with respect to the Company; chronic alcoholism, drug addiction or abuse of illegal drugs, alcohol or other controlled substances, subject to applicable law; commission of a felony crime or a misdemeanor involving moral turpitude, fraud, or sexual harassment; willful disregard or gross neglect of duties; or willful conduct that is demonstrably injurious to the Company.

“Good Reason” means the executive has not consented to a reduction in the executive’s base salary; a relocation of the executive’s primary place of employment to a location more than 25 miles from his primary residence on the commencement date of the agreement; a reduction of the executive’s maximum annual bonus opportunity; a diminution of the executive’s duties or responsibilities; or a breach of a material provision of the employment agreement by the Company.

		Involuntary	Involuntary
Executive Benefits		Not for	or Good
and Payments Upon	Change in	Cause	Reason
Termination	Control	Termination(1)	Termination(1)	Death	Disability

Compensation:

Severance Payment		$900,000	$900,000
Base Salary		$700,000	$700,000

Accelerated Options & SARS
Benefits and Perquisites:

Medical Benefits		$27,936	$27,936
280G Tax Gross-Up		$473,022	$473,022

Total:		$2,100,958	$2,100,958

(1)	Involuntary Not for Cause or Involuntary Executive for Good Reason Termination

Base salary at time of termination for 24 months. Continuation Coverage (COBRA continuation coverage) through the severance period (24 months). An amount equal to $900,000. Additional “Gross-Up-Payment” sufficient to make whole for 100% of Excise Tax if applicable.

Item 2 —	Proposal to Approve the Renewal and Restatement of the WESCO International, Inc. 1999 Long-Term Incentive Plan

Our Board unanimously recommends a vote FOR the approval of the renewal and restatement of the WESCO International, Inc. 1999 Long-Term Incentive Plan, as further described in this proposal.

If you return your signed proxy card but do not indicate on the proxy card how you wish to vote, your shares will be voted for the approval of the renewal and restatement of the WESCO International, Inc. 1999 Long-Term Incentive Plan.

OUR BOARD UNANIMOUSLY RECOMMENDS A VOTE FOR
THE APPROVAL OF THE RENEWAL AND RESTATEMENT OF THE
WESCO INTERNATIONAL, INC. 1999 LONG-TERM INCENTIVE PLAN.

The WESCO International, Inc. 1999 Long-Term Incentive Plan (the “1999 Plan”) was initially approved by our Board of Directors and our stockholders to be effective as of May 11, 1999. The 1999 Plan was last amended and restated in 2003 (the “LTIP”). The LTIP is set to expire in 2009. In addition, the performance goals that may be used for purposes of awarding performance-based compensation to certain executive officers of the Company that is fully deductible by the Company under Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”), are set to expire in 2008 if they are not re-approved by our stockholders.

For these reasons, and upon the recommendation of the Company’s Compensation Committee, our Board of Directors approved a restatement of the LTIP (the “Restated LTIP”), which provides for a renewal of the term of the LTIP and all provisions of the LTIP for an additional ten (10) years from the date that the Restated LTIP is approved by our stockholders.

Stockholder approval of the Restated LTIP is desired, among other reasons, to ensure the tax deductibility by the Company of awards under the Restated LTIP for purposes of Section 162(m) of the Code and to meet the listing requirements of the New York Stock Exchange.

The Board believes that the grant of stock-based awards to key employees and non-employee directors of the Company is a vital factor in attracting and retaining effective and capable personnel who contribute to the growth and success of the Company and in establishing a direct link between the financial interests of such individuals and of the Company’s stockholders. The Board further believes that the LTIP has been an effective tool in attracting and retaining superior talent and fulfilling the Company’s philosophy of providing pay-for-performance.

The following is a summary of the Restated LTIP. This summary is qualified in its entirety by reference to the complete text of the Restated LTIP, which is attached as Appendix B.

Summary of the Restated LTIP

The Restated LTIP contains the following revisions and updates to the LTIP. These changes bring the LTIP detail into conformity with our actual business practices.

•	Term Extended for Ten Years. The ability to grant certain awards under the LTIP expires in 2009. The Restated LTIP extends the term of the plan for an additional ten years from the date it is approved by our stockholders (see “Duration of The Restated LTIP; Shares To Be Issued” below for more information on this).

•	Limitation on Number of “Full-Value” Awards and Incentive Stock Options. The Restated LTIP limits the number of shares reserved for grants of “full-value” awards and incentive stock options to 800,000 shares (see “Shares Reserved Under The Restated LTIP” below for more information on this limitation).

•	Minimum Vesting and Performance Periods. New awards of stock options and SARs will vest no sooner than over a three-year period. Similarly, new awards of restricted shares or units and other stock-based awards are subject to a minimum forfeiture period of three years. However, if an award is performance-based, the minimum vesting schedule or forfeiture period will be one year. These vesting and forfeiture requirements are subject to special rules or terms that may apply due to the participant’s death, disability or termination of employment or a change in control of the Company, as well as applicable retirement and employment contracts.

•	No Repricing or Discounted Awards. The Restated LTIP prohibits the repricing of options and stock appreciation rights (“SARs”) without stockholder approval. In addition, no options or SARs will be granted with an exercise price of less than fair market value of our common stock on the date of grant.

•	Administrative Changes. The Restated LTIP contains certain minor changes or updates to streamline administration and reflect current market practices (e.g., authorizing electronic delivery of plan information and electronic signatures of award agreements by participants).

Other than as described above, the Restated LTIP continues to provide essentially the same substantive terms and provisions as the LTIP, including eligibility, number of shares reserved for issuance, types of awards and limits on awards

If the Restated LTIP is approved by our stockholders, all outstanding awards under the LTIP will be deemed to be outstanding awards under the Restated LTIP and no new awards may be made under the LTIP.

If this proposal is not adopted, the LTIP will continue in effect according to its existing terms. However, due to the expiration of the stockholder approval of the performance goals under the LTIP for Section 162(m) purposes, the Company may be unable to fully deduct certain compensation payable under the LTIP.

Shares Reserved Under The Restated LTIP.  In 1999, and again in 2003, we received shareholder approval for issuance under the LTIP of a number of shares of our common stock (the “Common Stock”) equal to the sum of (1) 6,936,000 shares, (2) shares of Common Stock carried forward from the pool of shares available for issuance under predecessor stock option plans under which no further grants are being made and (3) shares used by participants to pay the exercise price and/or withholding taxes in connection with awards granted under such predecessor plans. From this amount initially reserved for issuance in 1999, 3,702,292 million shares are currently uncommitted and available for issuance. Further, no more than 800,000 of the total shares of Common Stock reserved under the Restated LTIP may be awarded as either incentive stock options or as “full value” awards. For this purpose, “full value” awards consist of any awards of restricted shares, restricted units, performance awards or other-stock-based awards other than options and stock appreciation rights. Shares subject to expired or forfeited awards continue to be available for grant under the Restated LTIP.

Shares withheld from an option or SAR to pay the exercise price or to cover the required tax withholding on any stock award (other than option awards granted under the predecessor plans) will not be available for new grants under the Restated LTIP.

Duration of The Restated LTIP; Shares To Be Issued. Following approval by our stockholders, the Restated LTIP will remain effective until May 21, 2018 unless terminated earlier by the Board. The shares of Common Stock to be issued or delivered under the Restated LTIP will be authorized and unissued shares or previously issued and outstanding shares of Common Stock reacquired by the Company.

On April 7, 2008, the closing price of the Common Stock on the New York Stock Exchange was $38.37 per share.

Administration. The Restated LTIP is administered by the Compensation Committee of the Board. The Compensation Committee determines the employees who will be eligible for and granted awards, determines the amount and type of awards, establishes rules and guidelines relating to the Restated LTIP, establishes, modifies and determines terms and conditions of awards and takes such other action as may be necessary for the proper administration of the Restated LTIP. The Nominating and Governance Committee is responsible for assessing non-employee Director compensation and for determining equity based awards granted to non-employee Directors.

Participants. Any key employee of the Company or its subsidiaries may be selected by the Compensation Committee to receive an award under the Restated LTIP. Non-employee Directors are eligible for awards, and on an annual basis, the Nominating and Governance Committee determines the amount of such awards to the Company’s non-employee Directors. Presently, there are approximately 7,000 employees and Directors who are potentially eligible to participate in the Restated LTIP. In any calendar year, no participant may receive awards for more than 1 million shares of Common Stock and $2 million in cash. In applying these limitations, if it is the Compensation Committee’s intention that an award will be earned over a period of more than one calendar year, then the amount subject to the award will be allocated to the first calendar year in which such amount may be earned (determined without regard to possible vesting acceleration as a result of a change in control or Compensation Committee action).

Stock Options. The Compensation Committee may grant to a participant incentive stock options that qualify under Section 422 of the Code, options which do not qualify as incentive stock options (“non-qualified stock options”) or a combination thereof. The terms and conditions of stock option grants, including the quantity, price, vesting and exercise provisions, will be determined by the Compensation Committee in its discretion, except that the exercise price for incentive stock options must be at least equal to 100% of the fair market value of the Common Stock on the date when the incentive stock option is granted.

Stock Appreciation Rights. Stock appreciation rights may be granted by the Compensation Committee to a participant either separate from or in tandem with stock options. A stock appreciation right entitles the participant to receive, upon its exercise, a payment equal to (i) the excess of the fair market value of a share of Common Stock on the exercise date over the exercise price of the stock appreciation rights, times (ii) the number of shares of Common Stock with respect to which the stock appreciation right is exercised. The exercise price of a stock appreciation right is determined by the Compensation Committee, but in the case of stock appreciation rights granted in tandem with stock options, may not be less than the exercise price of the related stock option. Upon exercise of a stock appreciation right, payment will be made in cash or shares of Common Stock, or a combination thereof, as determined at the discretion of the Compensation Committee.

Restricted Shares And Restricted Units. The Compensation Committee may award to a participant shares of Common Stock subject to specified restrictions (“Restricted Shares”). The Restricted Shares are subject to forfeiture and are non-transferable until the participant meets certain conditions such as continued employment over a specified forfeiture period (the “Forfeiture Period”) and/or attains specified performance targets over the Forfeiture Period. The Compensation Committee may also grant units representing the right to receive shares of Common Stock in the future subject to the achievement of one or more goals relating to the completion of service by the Participant and/or the achievement of performance or other objectives (“Restricted Units”).

The Compensation Committee, at its sole discretion, may waive all restrictions with respect to an award of Restricted Shares or Restricted Units under certain circumstances (including the death, disability, or retirement of a participant, or a material change in circumstances arising after the date of grant) subject to such terms and conditions as it deems appropriate.

Any performance targets applicable to Restricted Shares or Restricted Units will be determined by the Compensation Committee, but in the case of awards intended to qualify as “performance-based” for purposes of Section 162(m) of the Code will include specified levels of one or more of the Performance Goals (as defined below under “Tax Deductibility of Certain Performance-Based Awards under the Restated LTIP”).

Performance Awards. The Compensation Committee may grant performance awards to participants under such terms and conditions as the Compensation Committee deems appropriate. A performance award entitles a participant to receive a payment from the Company, the amount of which is based upon the attainment of predetermined performance targets over a specified award period. Performance awards may be paid in cash, shares of Common Stock or a combination thereof, as determined by the Compensation Committee.

Award periods and performance targets will be determined by the Compensation Committee. In the case of awards intended to qualify as “performance-based” for purposes of Section 162(m) of the Code, performance targets will include specified levels of one or more of the Performance Goals.

Other Stock-Based Awards. The Compensation Committee may make other awards of stock purchase rights or cash awards, Common Stock awards or other types of awards that are valued in whole or in part by reference to the value of the Common Stock. The Compensation Committee will determine the conditions and terms that apply to these awards.

Short-Term Cash Awards. The Compensation Committee may make performance-based annual cash incentive awards to employees using whatever performance criteria the Compensation Committee deems appropriate. For those employees whom the Compensation Committee determines to be subject to Section 162(m) of the Code, however, annual cash incentive awards that are intended to qualify as “performance-based” compensation will be based only on attainment of specified levels of one or more of the Performance Goals and will otherwise be subject to the requirements of Section 162(m) and the regulations thereunder.

Change in Control. Unless otherwise provided in the applicable award agreement, in the event of a change in control of the Company as defined in the Restated LTIP, all stock options and stock appreciation rights will immediately become exercisable, the restrictions on all Restricted Shares and Restricted Units will immediately lapse and all performance awards will immediately become payable.

Federal Income Tax Consequences. The following is a summary of the principal federal income tax consequences of awards under the Restated LTIP under present tax law. The summary is not intended to be exhaustive and, among other things, does not describe state, local or foreign tax consequences. Participants should consult with their own tax advisors with respect to the tax consequences inherent in the ownership and exercise of the awards, and the ownership and disposition of any underlying securities.

Stock Options. No tax is incurred by the participant, and no amount is deductible by the Company, upon the grant of a nonqualified stock option. At the time of exercise of such an option, the difference between the exercise price and the fair market value of the Common Stock will constitute ordinary income to the participant. The Company will be allowed a deduction equal to the amount of ordinary income recognized by the participant.

In the case of incentive stock options, although no income is recognized upon exercise and the Company is not entitled to a deduction, the excess of the fair market value of the Common Stock on the date of exercise over the exercise price is counted in determining the participant’s alternative minimum taxable income. If the participant does not dispose of the shares acquired on the exercise of an incentive stock option within one year after their receipt and within two years after the grant of the incentive stock option, gain or loss recognized on the disposition of the shares will be treated as long-term capital gain or loss. In the event of an earlier disposition of shares acquired upon the exercise of an incentive stock option, the participant may recognize ordinary income, and if so, the Company will be entitled to a deduction in a like amount.

Stock Appreciation Rights. The participant will not recognize any income at the time of grant of a stock appreciation right. Upon the exercise of a stock appreciation right, the cash and the value of any Common Stock received will constitute ordinary income to the participant. The Company will be entitled to a deduction in the amount of such income at the time of exercise.

Restricted Shares. A participant will normally not recognize taxable income upon an award of Restricted Shares, and the Company will not be entitled to a deduction until the lapse of the applicable restrictions. Upon the lapse of the restrictions, the participant will recognize ordinary taxable income in an amount equal to the fair market value of the Common Stock as to which the restrictions have lapsed, and the Company will be entitled to a deduction in the same amount. However, a participant may elect under Section 83(b) of the Code to recognize taxable ordinary income in the year the Restricted Shares are awarded in an amount equal to the fair market value of the shares at that time, determined without regard to the restrictions. In such event, the Company will then be entitled to a deduction in the same amount. Any gain or loss subsequently recognized by the participant will be a capital gain or loss.

Restricted Units. A participant will normally not recognize taxable income upon an award of Restricted Units, and the Company will not be entitled to a deduction until the lapse of the applicable restrictions. Upon the lapse of the restrictions and the issuance of the earned shares, the participant will recognize ordinary taxable income in an amount equal to the fair market value of the Common Stock received and the Company will be entitled to a deduction in the same amount.

Performance Awards, Other Stock-Based Awards and Short-Term Cash Awards. Normally, a participant will not recognize taxable income upon the award of such grants. Subsequently, when the conditions and requirements for the grants have been satisfied and the payment determined, any cash received and the fair market value of any Common Stock received will constitute ordinary income to the participant. The Company will also then be entitled to a deduction in the same amount.

Tax Deductibility of Certain Performance-Based Awards Under the Restated LTIP. Section 162(m) of the Code limits the deductibility for federal income tax purposes of certain compensation paid to any “covered employee” in excess of $1 million. For purposes of Section 162(m), the term “covered employee” includes our chief executive officer and the three other most highly compensated executive officers who are disclosed in this Proxy Statement as a “named executive officer.” Certain compensation, including compensation paid based on the achievement of pre-established performance goals, is excluded from this deduction limit if the material terms under which the compensation is to be paid, including the performance goals to be used, are approved by stockholders.

The applicable performance goals set forth in the Restated LTIP (the “Performance Goals”) are any of the following (in absolute terms or relative to one or more other companies or indices): operating income, return on stockholders’ equity, return on investment, return on invested assets, stock price appreciation, earnings before interest, taxes, depreciation and amortization, cash flow, sales growth, margin improvement, income before taxes (“IBT”), IBT margin, working capital performance, earnings per share, growth in earnings per share, expense targets, productivity targets or ratios, attainment of specific milestones in connection with strategic initiatives and/or customer satisfaction.

Accordingly, approval of the Restated LTIP will qualify as approval of material terms, including the Performance Goals, under which qualifying performance-based compensation is to be paid, so that we may maintain our ability to fully deduct such incentive compensation paid pursuant to the Restated LTIP.

Plan Benefits. The future amounts that will be received by grantees under the Restated LTIP are not determinable. The equity awards granted to our named executive officers under the Restated LTIP and outstanding as of December 31, 2007 are set forth in the Outstanding Equity Awards at Fiscal Year-End Table found on page 31 of this Proxy Statement. As of April 7, 2008, (i) our executive officers as a group (16 officers) held outstanding stock equity grants for 2,569,159 shares, (ii) our non-executive Directors as a group (9 Directors) held outstanding stock equity grants for 113,000 shares, and (iii) all of our employees other than our executive officers (318 employees) held outstanding stock option grants for 1,233,305 shares.

Vote Required

Approval of the Restated LTIP will require the affirmative vote of at least a majority in voting interest of the stockholders present in person or by proxy and voting at the Annual Meeting, assuming the presence of a quorum. If the stockholders do not approve the Restated LTIP, it will not be implemented and the LTIP will continue in accordance with its terms. We reserve the right to adopt such other compensation plans and programs as we deem appropriate and in the best interests of the Company and its stockholders.

Item 3 —	Proposal to Ratify the Appointment of Independent Registered Public Accounting firm

Our Board unanimously recommends a vote FOR the ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2008.

The Audit Committee of our Board has selected PricewaterhouseCoopers LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2008.

We are submitting the appointment of the independent registered public accounting firm to you for ratification at the Annual Meeting. Although ratification of this appointment is not legally required, our Board believes it is appropriate for you to ratify this selection. In the event that you do not ratify the selection of PricewaterhouseCoopers LLP as our Company’s independent registered public accounting firm, our Audit Committee may reconsider its selection.

OUR BOARD UNANIMOUSLY RECOMMENDS A VOTE FOR THE
RATIFICATION OF THE APPOINTMENT OF PRICEWATERHOUSECOOPERS LLP
AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC
ACCOUNTING FIRM FOR THE YEAR ENDING DECEMBER 31, 2008

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Appointment of Independent Registered Public Accounting Firm

Our Audit Committee has appointed PricewaterhouseCoopers LLP as our independent registered public accounting firm to audit our 2008 financial statements.

PricewaterhouseCoopers LLP has served as our independent registered public accounting firm since 1994. Representatives of PricewaterhouseCoopers LLP will be present at the Annual Meeting, and will have an opportunity to make a statement if they desire to do so, and will be available to respond to appropriate questions.

Independent Registered Public Accounting Firm Fees and Services

Aggregate fees for all professional services rendered to us by PricewaterhouseCoopers LLP for the years ended December 31, 2007 and 2006 were as follows:

(In thousands)	2007	2006

Audit fees	$1,338	$1,524
Audit-related fees	$46	$43
Tax fees	$542	$219

	$1,926	$1,786

The audit fees for the years ended December 31, 2007 and 2006, were for professional services rendered for the audits of our consolidated financial statements, reviews of our quarterly consolidated financial statements and statutory audits. The fees for the year ended December 31, 2007 and 2006 include fees related to our compliance with Section 404 of the Sarbanes-Oxley Act.

The audit-related fees for the years ended December 31, 2007 and 2006, were for assurance and related services for employee benefit plan audits, accounting consultations and attest services.

Tax fees for the years ended December 31, 2007 and 2006, were for services related to tax planning and compliance.

Audit Committee Pre-Approval Policies and Procedures

Our Audit Committee has the sole authority to pre-approve, and has policies and procedures that require the pre-approval by them of all fees paid for services performed by our independent registered public accounting firm. At the beginning of each year, the Audit Committee approves the proposed services for the year, including the nature, type and scope of services and the related fees. Audit Committee pre-approval is also obtained for any other engagements that arise during the course of the year. During 2007 and 2006, all of the audit and non-audit services provided by PricewaterhouseCoopers LLP were pre-approved by the Audit Committee.

Report of the Audit Committee

Management of the Company has the primary responsibility for the financial statements and the reporting process including the system of internal controls. The Audit Committee is responsible for reviewing the Company’s financial reporting process.

In this context, the Audit Committee has met and held discussions with management and the independent registered public accounting firm. Management represented to the Committee that the financial statements of the Company were prepared in accordance with generally accepted accounting principles, and the Committee reviewed and discussed the Company’s audited financial statements with management and the independent registered public accounting firm. The Committee discussed with the independent registered public accounting firm matters required to be discussed by Statement on Auditing Standards No. 61 (Codification of Statements on Auditing Standards AU § 380).

In addition, the Committee has discussed with its independent registered public accounting firm, the independent registered public accounting firm’s independence from the Company and its management, including the matters in the written disclosures pursuant to Rule 3600T of the Public Company Accounting Oversight Board, which adopts on an interim basis Independence Standards Board (ISB) Standard No. 1.

The Audit Committee discussed with the Company’s internal auditors and independent registered public accounting firm the overall scope and plan for their respective audits. The Committee meets with the internal auditors and independent registered public accounting firm, with and without management present, to discuss the results of their audits, including their audit of the Company’s internal controls and the overall quality of the Company’s financial reporting.

In reliance on the reviews and discussions referred to above, the Audit Committee recommended to our Board and our Board has approved, that the audited financial statements be included in the Annual Report on Form 10-K for the year ended December 31, 2007, for filing with the Securities and Exchange Commission. The Committee and our Board also appointed PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm, for 2008.

Respectfully Submitted:

The Audit Committee

Robert J. Tarr, Jr., Chairman
Sandra Beach Lin
Steven A. Raymund
William J. Vareschi

APPENDIX A

WESCO INTERNATIONAL, INC.

INDEPENDENCE POLICY

The Board of Directors of WESCO International, Inc. has adopted the following standards for determining the independent status of each of its Directors for purposes of serving on the Board and its Committees and complying with the listing standards of the New York Stock Exchange and Securities and Exchange Commission rules on corporate governance. The Board of Directors will, on an annual basis, affirmatively determine the independent status of each of its Directors relative to the standards that have been adopted. Such standards and determinations will be disclosed in the Company’s proxy materials and Annual Report on Form 10-K, as required.

Independence Standards

A member of the Company’s Board is considered to be independent of management of the Company, unless:

Such Director is also a member of management of the Company;

Such Director (or an immediate family member of such Director) received more than $100,000 in direct compensation in any one year within the past three years for services, other than Director and Committee fees and pension or other forms of deferred compensation for prior service (provided such compensation is not contingent in any way on continued service);

Such Director (or an immediate family member of such Director) was affiliated with or employed, in a professional capacity, by a present or former internal or external auditor of the Company within the past three years;

Such Director (or an immediate family member of such Director) was employed, as an executive officer, by another company where any of the Company’s present executive officers served on such company’s compensation committee within the past three years;

Such Director (or an immediate family member of such Director) was an employee of a company that made payments to, or received payments from, the Company for property or services in an amount which, in any single fiscal year, exceeded $1 million or 2% of such other company’s consolidated gross revenues, whichever was greater, during the past three years;

Such Director (or an immediate family member of such Director) was an employee of a company that was indebted to the Company in an amount that exceeds 5% of such company’s total assets or 5% of the Company’s total assets at the end of each respective fiscal year within the past three years; or

Such Director (or an immediate family member of such Director) was affiliated, either as an employee, officer or director, with a foundation, university or other non-profit organization that received a donation from the Company in excess of $100,000 or from an executive officer of the Company in excess of $10,000 in any one year during the past three years.

For purposes of participating on the Audit Committee of the Board, such Director (in addition to the above) will also meet the independence requirements set forth in Rule 10A-3 of the Securities Exchange Act of 1934, as amended.

A-1

APPENDIX B

WESCO INTERNATIONAL, INC.
1999 LONG-TERM INCENTIVE PLAN

(As Restated to be Effective May 21, 2008)

ARTICLE I

PURPOSE AND ADOPTION OF THE PLAN

1.01 Purpose. The purpose of the WESCO International, Inc. 1999 Long-Term Incentive Plan (as the same may be amended from time to time, the “Plan”) is to assist WESCO International, Inc., a Delaware corporation (the “Company”), and its Subsidiaries (as defined below) in attracting and retaining highly competent key employees and non-employee directors and to act as an incentive in motivating selected key employees and non-employee directors of the Company and its Subsidiaries (as defined below) to achieve long-term corporate objectives.

1.02 Adoption and Term.  The Plan was initially approved by the Board of Directors of the Company (the “Board”) and the stockholders of the Company to be effective as of May 11, 1999, the effective date of the initial public offering of the Company’s Common Stock. This is a complete restatement of the Plan to be effective as of May 21, 2008 (the “Effective Date”), the date of approval of the Plan as restated herein by the stockholders of the Company. The Plan shall remain in effect until the tenth anniversary of the Effective Date, unless terminated earlier by the Board. In addition, the Performance Goals (as defined below) must be reapproved by the Company’s stockholders at least every five (5) years for purposes of complying with the deductibility requirements of Section 162(m) of the Code (as defined below) applicable to performance-based awards to “covered employees” as defined in Section 162(m) and the regulations thereunder.

ARTICLE II

DEFINITIONS

For the purposes of this Plan, capitalized terms shall have the following meanings:

2.01 Accelerated Ownership Options shall have the meaning given to such term in Section 6.04.

2.02 Acquiring Corporation shall have the meaning given to such term in Section 11.08(b).

2.03 Award means any grant to a Participant of one or a combination of Non-Qualified Stock Options, Incentive Stock Options, Stock Appreciation Rights or Stock Units described in Article VI, Restricted Shares or Restricted Units described in Article VII, Performance Awards described in Article VIII, other stock-based Awards described in Article IX and short-term cash incentive Awards described in Article X.

2.04 Award Agreement means a written agreement between the Company and a Participant or a written notice from the Company to a Participant specifically setting forth the terms and conditions of an Award granted under the Plan.

2.05 Award Period means, with respect to an Award, the period of time set forth in the Award Agreement during which specified target performance goals must be achieved or other conditions set forth in the Award Agreement must be satisfied.

2.06 Beneficiary means an individual, trust or estate who or which, by a written designation of the Participant filed with the Company or by operation of law, succeeds to the rights and obligations of the Participant under the Plan and an Award Agreement upon the Participant’s death.

2.07 Board shall have the meaning given to such term in Section 1.02.

2.08 Change in Control means the first to occur of the following events after the Effective Date: (a) the acquisition by any person, entity or “group” (as defined in Section 13(d) of the Securities Exchange Act of 1934, as amended), other than the Company, its Subsidiaries, any employee benefit plan of the Company or its Subsidiaries, or Cypress Merchant Banking Partners L.P. or any successor investment vehicle, of 30% or more of the combined voting power of the Company’s then outstanding voting securities; (b) the merger or consolidation of the Company, as a result of which persons who were stockholders of the Company immediately prior to such merger or consolidation, do not, immediately thereafter, own, directly or indirectly, more than 70% of the combined voting power entitled to vote generally in the election of directors of the merged or consolidated company; (c) the liquidation or dissolution of the Company; (d) the sale, transfer or other disposition of all or substantially all of the assets of the Company to one or more persons or entities that are not, immediately prior to such sale, transfer or other disposition, affiliates of the Company; and (e) during any period of not more than two years, individuals who constitute the Board as of the beginning of the period and any new director (other than a director designated by a person who has entered into an agreement with the Company to effect a transaction described in clause (a) or (b) of this sentence) whose election by the Board or nomination for election by the Company’s stockholders was approved by a vote of at least two-thirds (2/3) of the directors then still in office who were directors at such time or whose election or nomination for election was previously so approved, cease for any reason to constitute a majority of the Board.

2.09 Code means the Internal Revenue Code of 1986, as amended. References to a section of the Code include that section and any comparable section or sections of any future legislation that amends, supplements or supersedes said section.

2.10 Committee means the Compensation Committee of the Board.

2.11 Company shall have the meaning given to such term in Section 1.01.

2.12 Common Stock means Common Stock of the Company.

2.13 Date of Grant means the date as of which the Committee grants an Award. If the Committee contemplates an immediate grant to a Participant, the Date of Grant shall be the date of the Committee’s action. If the Committee contemplates a date on which the grant is to be made other than the date of the Committee’s action, the Date of Grant shall be the date so contemplated and set forth in or determinable from the records of action of the Committee; provided, however, that the Date of Grant shall not precede the date of the Committee’s action.

2.14 Effective Date shall have the meaning given to such term in Section 1.02.

2.15 Exchange Act means the Securities Exchange Act of 1934, as amended.

2.16 Exercise Price shall have the meaning given to such term in Section 6.01(b).

2.17 Extraordinary Termination shall have the meaning given to such term in Section 6.03(e).

2.18 Fair Market Value means a price that is based on the opening, closing, actual, high, low, or average selling prices of a share of Common Stock on the New York Stock Exchange (“NYSE”) or other established stock exchange (or exchanges) on the applicable date, the preceding trading day, the next succeeding trading day, or an average of trading days, as determined by the Committee in its discretion. Such definition of Fair Market Value shall be specified in the Award Agreement and may differ depending on whether Fair Market Value is in reference to the grant, exercise, vesting, or settlement or payout of an Award. If, however, the accounting standards used to account for equity awards granted to Participants are substantially modified subsequent to the Effective Date of the Plan, the Committee shall have the ability to determine Fair Market Value based on the relevant facts and circumstances. If shares of Common Stock are not traded on an established stock exchange, Fair Market Value shall be determined by the Committee in good faith.

2.19 Incentive Stock Option means a stock option within the meaning of Section 422 of the Code.

2.20 Merger means any merger, reorganization, consolidation, share exchange, transfer of assets or other transaction having similar effect involving the Company.

2.21 Non-Qualified Stock Option means a stock option which is not an Incentive Stock Option.

2.22 Options means all Non-Qualified Stock Options and Incentive Stock Options.

2.23 Original Option shall have the meaning given to such term in Section 6.04.

2.24 Participant means a person designated to receive an Award under the Plan in accordance with Section 5.01.

2.25 Performance Awards means Awards granted in accordance with Article VIII.

2.26 Performance Goals means any of the following (in absolute terms or relative to one or more other companies or indices): operating income, return on stockholders’ equity, return on investment, return on invested assets, stock price appreciation, earnings before interest, taxes, depreciation and amortization, cash flow, sales growth, margin improvement, income before taxes (IBT), IBT margin, working capital performance, earnings per share, growth in earnings per share, expense targets, productivity targets or ratios, attainment of specific milestones in connection with strategic initiatives and/or customer satisfaction.

2.27 Permanent Disability means a physical or mental disability or infirmity that prevents the performance of a Participant’s employment-related duties lasting (or likely to last, based on competent medical evidence presented to the Board) for a period of six months or longer. Notwithstanding the foregoing, for purposes of the provisions of the Plan relating to Incentive Stock Options, “Permanent Disability” shall have the same meaning as under Section 22(e)(3) of the Code. The Board’s reasoned and good faith judgment of Permanent Disability shall be final and shall be based on such competent medical evidence as shall be presented to it by such Participant or by any physician or group of physicians or other competent medical expert employed by the Participant or the Company to advise the Board.

2.28 Plan shall have the meaning given to such term in Section 1.01.

2.29 Prior Plans shall have the meaning given to such term in Section 4.01.

2.30 Restricted Shares means Common Stock subject to restrictions imposed in connection with Awards granted under Article VII.

2.31 Restricted Unit means units representing the right to receive Common Stock in the future subject to restrictions imposed in connection with Awards granted under Section 8.

2.32 Retirement means a Participant’s retirement at or after age 65.

2.33 Stock Appreciation Rights means Awards granted in accordance with Article VI.

2.34 Stock Units means Awards consisting of the right to receive shares of Common Stock in the future.

2.35 Subsidiary means a subsidiary of the Company within the meaning of Section 424(f) of the Code.

ARTICLE III

ADMINISTRATION

3.01 Committee. The Plan shall be administered by the Committee. The Committee shall have exclusive and final authority in each determination, interpretation or other action affecting the Plan and its Participants. The Committee shall have the sole discretionary authority to interpret the Plan, to establish and modify administrative rules for the Plan, to impose such conditions and restrictions on Awards as it determines appropriate, and to take such steps in connection with the Plan and Awards granted hereunder as it may deem necessary or advisable. The Committee may, subject to compliance with applicable legal requirements, with respect to Participants who are not subject to Section 16(b) of the Exchange Act or Section 162(m) of the Code, delegate such of its powers and authority under the Plan as it deems appropriate to designated officers or employees of the Company. In addition, the Board may exercise any of the authority conferred upon the Committee hereunder. In the event of any such delegation of authority or exercise of authority by the Board, references in the Plan to the Committee shall be deemed to refer to the delegate of the Committee or the Board, as the case may be.

3.02 Indemnification. Each person who is or shall have been a member of the Board, or a Committee appointed by the Board, or an officer of the Company to whom authority was delegated in accordance with the Plan shall be indemnified and held harmless by the Company against and from any loss, cost, liability, or expense that may be imposed upon or reasonably incurred by him or her in connection with or resulting from any claim, action, suit, or proceeding to which he or she may be a party or in which he or she may be involved by reason of any action taken or failure to act under the Plan and against and from any and all amounts paid by him or her in settlement thereof, with the Company’s approval, or paid by him or her in satisfaction of any judgment in any such action, suit, or proceeding against him or her, provided he or she shall give the Company an opportunity, at its own expense, to handle and defend the same before he or she undertakes to handle and defend it on his or her own behalf; provided, however, that the foregoing indemnification shall not apply to any loss, cost, liability, or expense that is a result of his or her own willful misconduct. The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such persons may be entitled under the Company’s Certificate of Incorporation or Bylaws, as a matter of law, or otherwise, or any power that the Company may have to indemnify them or hold them harmless.

ARTICLE IV

SHARES

4.01 Number of Shares Issuable. The total number of shares of Common Stock authorized to be issued under the Plan shall be the sum of (a) 6,936,000 shares, (b) the number of shares of Common Stock covered by any unexercised portions of stock options granted under the Company’s 1994 Stock Option Plan, 1998 Stock Option Plan or Stock Option Plan for Branch Employees (the “Prior Plans”) that are canceled or terminated after the Effective Date and (c) the number of shares of Common Stock surrendered by Participants after the Effective Date to pay all or a portion of the exercise price and/or withholding taxes with respect to the exercise of stock options granted under any of the Prior Plans. Notwithstanding the foregoing, no more than a total of 800,000 shares of Common Stock may be awarded as Incentive Stock Options or issued under the Plan as Awards under Articles VII, VIII and IX. The number of shares available for issuance under the Plan and as specific types of Awards shall be subject to adjustment in accordance with Section 11.08. The shares to be offered under the Plan shall be authorized and unissued shares of Common Stock, or issued shares of Common Stock which will have been reacquired by the Company.

4.02 Shares Subject to Terminated Awards. Shares of Common Stock covered by any unexercised portions of terminated Options (including canceled Options), Stock Appreciation Rights or Stock Units granted under Article VI, terminated Restricted Units or shares of Common Stock forfeited as provided in Article VII and shares of Common Stock subject to any Award that are otherwise surrendered by a Participant or terminated may be subject to new Awards under the Plan.

ARTICLE V

PARTICIPATION

5.01 Eligible Participants. Participants in the Plan shall be such key employees and non-employee directors of the Company and its Subsidiaries as the Committee, in its sole discretion, may designate from time to time. The Committee’s designation of a Participant in any year shall not require the Committee to designate such person to receive Awards in any other year. The designation of a Participant to receive an Award under one portion of the Plan does not require the Committee to include such Participant under other portions of the Plan. The Committee shall consider such factors as it deems pertinent in selecting Participants and in determining the types and amounts of their respective Awards. The Committee may grant Awards from time to time on a discretionary basis and/or provide for automatic Awards on a formula basis to a Participant or designated group of Participants. Subject to adjustment in accordance with Section 11.08, during any calendar year no Participant shall be granted Awards in respect of more than 1,000,000 shares of Common Stock (whether through grants of Options, Stock Appreciation Rights or other Awards of Common Stock or rights with respect thereto) and $2 million in cash; provided, however, that if it is the Committee’s intention as of the Date of Grant of an Award, as evidenced by the applicable Award Agreement, that such Award shall be earned by the Participant over a period of more than one calendar year, then for purposes of applying the foregoing per calendar year limitations, the shares of Common Stock and/or cash subject to such Award shall be allocated to the first calendar year in which such shares and/or cash may be earned (determined without regard to possible vesting as a result of a Change in Control or pursuant to any provision of this Plan authorizing the Committee to accelerate the vesting of an Award).

ARTICLE VI

STOCK OPTIONS

6.01 Option Awards.

(a) Grant of Options. The Committee may grant, to such Participants as the Committee may select, Options entitling the Participants to purchase shares of Common Stock from the Company in such numbers, at such prices, and on such terms and subject to such conditions, not inconsistent with the terms of the Plan, as may be established by the Committee. The terms of any Option granted under the Plan shall be set forth in an Award Agreement.

(b) Exercise Price of Options. The exercise price of each share of Common Stock which may be purchased upon exercise of any Option granted under the Plan (the “Exercise Price”) shall be determined by the Committee; provided, however, that, except in the case of any substituted Options described in Section 11.08(c), the Exercise Price shall in all cases be equal to or greater than the Fair Market Value on the Date of Grant.

(c) Designation of Options. Except as otherwise expressly provided in the Plan, the Committee may designate, at the time of the grant of an Option, such Option as an Incentive Stock Option or a Non-Qualified Stock Option; provided, however, that an Option may be designated as an Incentive Stock Option only if the applicable Participant is an employee of the Company or a Subsidiary on the Date of Grant.

(d) Special Incentive Stock Option Rules. No Participant may be granted Incentive Stock Options under the Plan (or any other plans of the Company and its Subsidiaries) that would result in Incentive Stock Options to purchase shares of Common Stock with an aggregate Fair Market Value (measured on the Date of Grant) of more than $100,000 first becoming exercisable by such Participant in any one calendar year. Notwithstanding any other provision of the Plan to the contrary, no Incentive Stock Option shall be granted to any person who, at the time the Option is granted, owns stock (including stock owned by application of the constructive ownership rules in Section 424(d) of the Code) possessing more than 10% of the total combined voting power of all classes of stock of the Company or any Subsidiary, unless at the time the Incentive Stock Option is granted the Exercise Price is at least 110% of the Fair Market Value on the Date of Grant of the Common Stock subject to the Incentive Stock Option and the Incentive Stock Option by its terms is not exercisable for more than five (5) years from the Date of Grant.

(e) Rights as a Stockholder. A Participant or a transferee of an Option pursuant to Section 11.04 shall have no rights as a stockholder with respect to the shares of Common Stock covered by an Option until that Participant or transferee shall have become the holder of record of any such shares, and no adjustment shall be made with respect to any such shares of Common Stock for dividends in cash or other property or distributions of other rights on the Common Stock for which the record date is prior to the date on which that Participant or transferee shall have become the holder of record of any shares covered by such Option; provided, however, that Participants are entitled to the adjustments set forth in Section 11.08.

6.02 Stock Appreciation Rights.

(a) Stock Appreciation Right Awards. The Committee is authorized to grant to any Participant one or more Stock Appreciation Rights. Such Stock Appreciation Rights may be granted either independent of or in tandem with Options granted to the same Participant (including Options granted under this Plan or any other plans of the Company). Stock Appreciation Rights granted in tandem with Options may be granted simultaneously with, or, in the case of Non-Qualified Stock Options, subsequent to, the grant to such Participant of the related Option; provided, however, that: (i) any Option covering any share of Common Stock shall expire and not be exercisable upon the exercise of any Stock Appreciation Right with respect to the same share, (ii) any Stock Appreciation Right covering any share of Common Stock shall expire and not be exercisable upon the exercise of any related Option with respect to the same share, and (iii) an Option and Stock Appreciation Right covering the same share of Common Stock may not be exercised simultaneously. Upon exercise of a Stock Appreciation Right with respect to a share of Common Stock, the Participant shall be entitled to receive an amount equal to the excess, if any, of (A) the Fair Market Value of a share of Common Stock on the date of exercise over (B) the Exercise Price of such Stock Appreciation Right established in the Award Agreement, which amount shall be payable as provided in Section 6.02(c).

(b) Exercise Price. The Exercise Price established under any Stock Appreciation Right granted under this Plan shall be determined by the Committee; provided, however, that in any event the Exercise Price shall be equal to or greater than the Fair Market Value on the Date of Grant and, in the case of Stock Appreciation Rights granted in tandem with Options, the Exercise Price shall not be less than the Exercise Price of the related Option and, upon exercise of Stock Appreciation Rights, the number of shares subject to exercise under any related Option shall automatically be reduced by the number of shares of Common Stock represented by the Option or portion thereof which are surrendered as a result of the exercise of such Stock Appreciation Rights.

(c) Payment of Incremental Value. Any payment which may become due from the Company by reason of a Participant’s exercise of a Stock Appreciation Right may be paid to the Participant as determined by the Committee (i) all in cash, (ii) all in Common Stock, or (iii) in any combination of cash and Common Stock. In the event that all or a portion of the payment is made in Common Stock, the number of shares of Common Stock delivered in satisfaction of such payment shall be determined by dividing the amount of such payment or portion thereof by the Fair Market Value on the Exercise Date. No fractional share of Common Stock shall be issued to make any payment in respect of Stock Appreciation Rights; if any fractional share would be issuable, the combination of cash and Common Stock payable to the Participant shall be adjusted as directed by the Committee to avoid the issuance of any fractional share.

(d) Substitution of Stock Appreciation Rights for Options. The Committee shall have the ability, without Participant consent, to substitute Stock Appreciation Rights paid only in shares of Common Stock for outstanding Options (including Options granted under this Plan or any other plans of the Company); provided, the terms of the substituted Stock Appreciation Rights are the same as the terms for the Options and the difference between the Fair Market Value of the underlying shares of Common Stock and the Exercise Price of the Stock Appreciation Rights is equivalent to the difference between the Fair Market Value of the underlying shares of Common Stock and the Exercise Price of the Options. If this provision creates material adverse accounting consequences for the Company, it shall be considered null and void.

(e) Rights as a Stockholder. A Participant shall have no rights as a stockholder with respect to the shares of Common Stock covered by an Award of Stock Appreciation Rights unless and until that Participant shall have become the holder of record of any such shares, and no adjustment shall be made with respect to any such shares of Common Stock for dividends in cash or other property or distributions of other rights on the Common Stock for which the record date is prior to the date on which that Participant shall have become the holder of record of any shares covered by such Stock Appreciation Rights; provided, however, that Participants are entitled to the adjustments set forth in Section 11.08.

6.03 Terms of Stock Options and Stock Appreciation Rights

(a) Conditions on Exercise. An Award Agreement with respect to Options and Stock Appreciation Rights may contain such waiting periods, exercise dates and restrictions on exercise (including, but not limited to, periodic installments) as may be determined by the Committee at the time of grant; provided, that, for Awards granted after the Effective Date, and subject to the provisions of any applicable retirement, severance or employment agreement or such terms as may be approved by the Committee relating to the Participant’s Permanent Disability, death or other termination of service, the vesting schedule (i) for a non-performance-based Option or Stock Appreciation Right Award shall not be less than three years or (ii) for a performance-based Option or Stock Appreciation Right Award shall not be less than one year. Notwithstanding the foregoing, the vesting of an Option or a Stock Appreciation Right may, but need not, lapse in installments.

(b) Duration of Options and Stock Appreciation Rights. Options and Stock Appreciation Rights shall terminate after the first to occur of the following events:

(i) Expiration of the Option and Stock Appreciation Rights as provided in the related Award Agreement; or

(ii) Termination of the Award as provided in Section 6.03(e) following the Participant’s Termination of Employment; or

(iii) Ten years from the Date of Grant.

(c) Acceleration of Exercise Time. The Committee, in its sole discretion, shall have the right (but shall not in any case be obligated), exercisable at any time after the Date of Grant, to permit the exercise of any Option and Stock Appreciation Rights prior to the time such Option and Stock Appreciation Rights would otherwise become exercisable under the terms of the related Award Agreement.

(d) Extension of Exercise Time. In addition to the extensions permitted under Section 6.03(e) in the event of Termination of Employment, the Committee, in its sole discretion, shall have the right (but shall not in any case be obligated), exercisable on or at any time after the Date of Grant, to permit the exercise of any Option or Stock Appreciation Right after its expiration date described in Section 6.03(e), subject, however, to the limitations described in Sections 6.03(b)(i) and (iii).

(e) Exercise of Options and Stock Appreciation Rights Upon Termination of Employment.

(i) Extraordinary Termination. Unless otherwise provided in the Award Agreement or otherwise determined by the Committee at the Date of Grant, in the event that a Participant’s employment with the Company and the Subsidiaries terminates by reason of the Participant’s death, Permanent Disability or Retirement (each an “Extraordinary Termination”), then any Options and Stock Appreciation Rights held by the Participant and then exercisable shall remain exercisable solely until the first to occur of (A) the first anniversary of the Participant’s termination of employment or (B) the expiration of the term of the Option or Stock Appreciation Rights unless the exercise period is extended by the Committee in accordance with Section 6.03(d). Any Options and Stock Appreciation Rights held by the Participant that are not exercisable at the date of the Extraordinary Termination shall terminate and be cancelled immediately upon such Extraordinary Termination, and any Options and Stock Appreciation Rights described in the preceding sentence that are not exercised within the period described in such sentence shall terminate and be cancelled upon the expiration of such period.

(ii) Other Termination of Employment. Unless otherwise provided in the Award Agreement or otherwise determined by the Committee at or after the Date of Grant, in the event that a Participant’s employment with the Company and the Subsidiaries terminates for any reason other than an Extraordinary Termination, any Options and Stock Appreciation Rights held by such Participant that are exercisable as of the date of such termination shall remain exercisable for a period of 60 days (or, if shorter, during the remaining term of the Options and Stock Appreciation Rights), unless the exercise period is extended by the Committee in accordance with Section 6.03(d). Any Options and Stock Appreciation Rights held by the Participant that are not exercisable at the date of the Participant’s termination of employment shall terminate and be cancelled immediately upon such termination, and any Options and Stock Appreciation Rights described in the preceding sentence that are not exercised within the period described in such sentence shall terminate and be cancelled upon the expiration of such period.

(iii) Treatment of Incentive Stock Options. Notwithstanding the foregoing, in the case of an Incentive Stock Option that may be exercisable under the terms of this Section 6.03(e) or the provisions of the applicable Award Agreement beyond the maximum periods permitted under Section 422 of the Code, such Options shall be deemed to be Non-Qualified Stock Options.

6.04 Accelerated Ownership Options. With respect to any Option or any stock option granted under the terms of one of the Prior Plans or otherwise (an “Original Option”), the Committee shall have the authority to specify, at or after the time of grant of such Original Option, that, subject to the availability of shares of Common Stock under the Plan, a Participant shall be granted a new option (referred to as an “Accelerated Ownership Option”) in the event (i) such Participant exercises all or a part of such Original Option by surrendering previously acquired shares of Common Stock in full or partial payment of the exercise price under such Original Option, and/or (ii) a Participant’s withholding tax obligation with respect to the exercise of an Original Option is satisfied in whole or in part by the delivery of previously acquired shares of Common Stock by the Participant to the Company or the withholding of shares of Common Stock from the shares otherwise issuable to the Participant upon the exercise of the Original Option. Each such Accelerated Ownership Option shall cover a number of shares of Common Stock equal to the number of shares of Common Stock surrendered in payment of the exercise price under such Original Option and/or surrendered or withheld to pay withholding taxes with respect to such Original Option. Each such Accelerated Ownership Option shall have an Exercise Price per share of Common Stock equal to the Fair Market Value of the Common Stock on the date of exercise of the Original Option in respect of which the Accelerated Ownership Option was granted and shall expire on the stated expiration date of the Original Option. An Accelerated Ownership Option shall be exercisable at any time and from time to time from and after the Date of Grant of such Accelerated Ownership Option, subject to such restrictions on exercisability as may be imposed in the discretion of the Committee. Any Accelerated Ownership Option may provide for the grant, when exercised, of subsequent Accelerated Ownership Options to the extent and upon such terms and conditions, consistent with this Section 6.04, as the Committee in its sole discretion shall specify at or after the time of grant of such Accelerated Ownership Option. An Accelerated Ownership Option shall contain such other terms and conditions, which may include a restriction on the transferability of the shares of Common Stock received upon exercise of the Accelerated Ownership Option, as the Committee in its sole discretion shall deem desirable and which may be set forth in rules or guidelines adopted by the Committee or in the Award Agreements evidencing the Accelerated Ownership Options.

6.05 Option Exercise Procedures. Each Option and Stock Appreciation Right granted under the Plan shall be exercised by written notice to the Company which must be received by the officer or employee of the Company designated in the Award Agreement at or before the close of business on the expiration date of the Award. The Exercise Price of shares purchased upon exercise of an Option granted under the Plan shall be paid in full in cash by the Participant pursuant to the Award Agreement; provided, however, that in lieu of such cash a

Participant may (if authorized by the Committee) pay the Exercise Price in whole or in part by delivering (actually or by attestation) to the Company shares of the Common Stock (which may include Restricted Shares or shares otherwise issuable in connection with the exercise of the Option, subject to such rules as the Committee deems appropriate) having a Fair Market Value on the date of exercise of the Option equal to the Exercise Price for the shares being purchased; except that any portion of the Exercise Price representing a fraction of a share shall in any event be paid in cash. Payment may also be made, in the discretion of the Committee and subject to applicable law, by the delivery (including, without limitation, by fax) to the Company or its designated agent of an executed irrevocable option exercise form together with irrevocable instructions to a broker-dealer to sell or margin a sufficient portion of the shares and deliver the sale or margin loan proceeds directly to the Company to pay for the Exercise Price. The date of exercise of an Option shall be determined under procedures established by the Committee, and as of the date of exercise the person exercising the Option shall, as between the Company and such person, be considered for all purposes to be the owner of the shares of Common Stock with respect to which the Option has been exercised. Any part of the Exercise Price paid in cash upon the exercise of any Option shall be added to the general funds of the Company and may be used for any proper corporate purpose. Unless the Committee shall otherwise determine, any shares of Common Stock transferred to the Company as payment of all or part of the Exercise Price upon the exercise of any Option shall be held as treasury shares.

6.06 Deferred Delivery of Option Shares. In lieu of exercising an Option for the immediate delivery of the underlying shares of Common Stock, a Participant shall have the right, in accordance with procedures established by the Committee, to elect to receive Stock Units which do not reflect current ownership of shares of Common Stock, but rather the right to receive delivery of shares at a later date. Upon such an exercise of an Option, a book account maintained by the Company for the Participant shall be credited with the shares of Common Stock otherwise issuable upon the exercise. The number of shares of Common Stock credited to the account shall be delivered to the Participant at a later date specified by the Participant at the time of the election. During the deferral period, in the discretion of the Committee, either (i) the account shall be credited with additional Stock Units reflecting the dividends that would have been received on the Stock Units if those dividends were reinvested in additional shares of Common Stock or (ii) the deemed dividends shall be paid to the Participant currently in cash. During the deferral period, the Company’s obligation to the Participant shall be an unfunded, unsecured promise to deliver shares of Common Stock at the end of the deferral period.

6.07 Change in Control. Unless otherwise provided by the Committee in the applicable Award Agreement, in the event of a Change in Control, all Options and Stock Appreciation Rights outstanding on the date of such Change in Control shall become immediately and fully exercisable. Unless otherwise determined by the Committee, the provisions of this Section 6.07 shall not be applicable to any Options and Stock Appreciation Rights granted to a Participant if any Change in Control results from such Participant’s beneficial ownership (within the meaning of Rule 13d-3 under the Exchange Act) of Common Stock.

ARTICLE VII

RESTRICTED SHARES AND RESTRICTED UNITS

7.01 Restricted Share and Restricted Unit Awards. The Committee may grant to any Participant a Restricted Share Award consisting of such number of shares of Common Stock on such terms, conditions and restrictions, whether based on performance standards, periods of service, retention by the Participant of ownership of specified shares of Common Stock or other criteria, as the Committee shall establish. The Committee may also grant Restricted Stock Units representing the right to receive shares of Common Stock in the future subject to the achievement of one or more goals relating to the completion of service by the Participant and/or the achievement of performance or other objectives. With respect to performance-based Awards of Restricted Shares or Restricted Units intended to qualify for deductibility under the “performance-based” compensation exception contained in Section 162(m) of the Code, performance targets will consist of specified levels of one or more of the Performance Goals. The terms of any Restricted Share and Restricted Unit Awards granted under this Plan shall be set forth in an Award Agreement which shall contain provisions determined by the Committee and not inconsistent with this Plan.

(a) Issuance of Restricted Shares. As soon as practicable after the Date of Grant of a Restricted Share Award by the Committee, the Company shall cause to be transferred on the books of the Company or its agent, shares of Common Stock, registered on behalf of the Participant, evidencing the Restricted Shares covered by the Award, subject to forfeiture to the Company as of the Date of Grant if an Award Agreement with respect to the Restricted Shares covered by the Award is not duly executed by the Participant and timely returned to the Company. All shares of Common Stock covered by Awards under this Article VII shall be subject to the restrictions, terms and conditions contained in the Plan and the applicable Award Agreements entered into by the appropriate Participants. Until the lapse or release of all restrictions applicable to an Award of Restricted Shares the share certificates representing such Restricted Shares may be held in custody by the Company, its designee, or, if the certificates bear a restrictive legend, by the Participant. Upon the lapse or release of all restrictions with respect to an Award as described in Section 7.01(d), one or more share certificates, registered in the name of the Participant, for an appropriate number of shares as provided in Section 7.01(d), free of any restrictions set forth in the Plan and the related Award Agreement shall be delivered to the Participant.

(b) Stockholder Rights. Beginning on the Date of Grant of a Restricted Share Award and subject to execution of the related Award Agreement as provided in Section 7.01(a), and except as otherwise provided in such Award Agreement, the Participant shall become a stockholder of the Company with respect to all shares subject to the Award Agreement and shall have all of the rights of a stockholder, including, but not limited to, the right to vote such shares and the right to receive dividends; provided, however, that any shares of Common Stock distributed as a dividend or otherwise with respect to any Restricted Shares as to which the restrictions have not yet lapsed, shall be subject to the same restrictions as such Restricted Shares and held or restricted as provided in Section 7.01(a).

(c) Restriction on Transferability. None of the Restricted Shares may be assigned or transferred (other than by will or the laws of descent and distribution or to an inter vivos trust with respect to which the Participant is treated as the owner under Sections 671 through 677 of the Code), pledged or sold prior to the lapse of the restrictions applicable thereto.

(d) Delivery of Shares Upon Vesting. Upon expiration or earlier termination of the forfeiture period without a forfeiture and the satisfaction of or release from any other conditions prescribed by the Committee, or at such earlier time as provided under the provisions of Section 7.03, the restrictions applicable to the Restricted Shares shall lapse. As promptly as administratively feasible thereafter, subject to the requirements of Section 11.05, the Company shall deliver to the Participant or, in case of the Participant’s death, to the Participant’s Beneficiary, one or more share certificates for the appropriate number of shares of Common Stock, free of all such restrictions, except for any restrictions that may be imposed by law.

7.02 Terms of Restricted Shares.

(a) Forfeiture of Restricted Shares. Subject to Sections 7.02(b) and 7.03, Restricted Shares shall be forfeited and returned to the Company and all rights of the Participant with respect to such Restricted Shares shall terminate unless the Participant continues in the service of the Company or a Subsidiary until the expiration of the forfeiture period for such Restricted Shares and satisfies any and all other conditions set forth in the Award Agreement. The Committee shall determine the forfeiture period and any other terms and conditions applicable with respect to any Restricted Share Award; provided, that, for Awards granted after the Effective Date, and subject to the provisions of any applicable retirement, severance or employment agreement or such terms as may be approved by the Committee relating to the Participant’s Permanent Disability, death or other termination of service, the forfeiture period (i) for a non-performance-based Restricted Share Award shall not be less than three years or (ii) for a performance-based Restricted Share Award shall not be less than one year. Notwithstanding the foregoing, the forfeiture period of a Restricted Share Award may, but need not, lapse in installments.

(b) Waiver of Forfeiture Period. Notwithstanding anything contained in this Article VII to the contrary, the Committee may, in its sole discretion, waive the forfeiture period and any other conditions set forth in any Award Agreement under appropriate circumstances (including the death, disability or Retirement of the Participant or a material change in circumstances arising after the date of an Award) and subject to such terms and conditions (including forfeiture of a proportionate number of the Restricted Shares) as the Committee shall deem appropriate.

7.03 Restricted Stock Units. Restricted Unit Awards shall be subject to the restrictions, terms and conditions contained in the Plan and the applicable Award Agreements entered into by the appropriate Participants; provided, that, for Awards granted after the Effective Date, and subject to the provisions of any applicable retirement, severance or employment agreement or such terms as may be approved by the Committee relating to the Participant’s Permanent Disability, death or other termination of service, the forfeiture period (i) for a non-performance-based Restricted Unit Award shall not be less than three years or (ii) for a performance-based Restricted Unit Award shall not be less than one year. Notwithstanding the foregoing, the forfeiture period of a Restricted Unit Award may, but need not, lapse in installments. Until the lapse or release of all restrictions applicable to an Award of Restricted Units, no shares of Common Stock shall be issued in respect of such Awards and no Participant shall have any rights as a stockholder of the Company with respect to the shares of Common Stock covered by such Restricted Unit Award. Upon the lapse or release of all restrictions with respect to a Restricted Unit Award, one or more share certificates, registered in the name of the Participant, for an appropriate number of shares, free of any restrictions set forth in the Plan and the related Award Agreement shall be delivered to the Participant. A Participant’s Restricted Unit Award shall not be contingent on any payment by or consideration from the Participant other than the rendering of services. Notwithstanding anything contained in this Section 7.03 to the contrary, the Committee may, in its sole discretion, waive the forfeiture period and any other conditions set forth in any Award Agreement under appropriate circumstances (including the death, Permanent Disability or Retirement of the Participant or a material change in circumstances arising after the date of an Award) and subject to such terms and conditions (including forfeiture of a proportionate number of the Restricted Units) as the Committee shall deem appropriate.

7.04 Change in Control. Unless otherwise provided by the Committee in the applicable Award Agreement, in the event of a Change in Control, all restrictions applicable to Restricted Share and Restricted Unit Awards shall terminate fully and the Participant shall immediately have the right to the delivery of share certificates. Unless otherwise determined by the Committee, the provisions of this Section 7.04 shall not be applicable to any Restricted Shares and Restricted Units granted to a Participant if any Change in Control results from such Participant’s beneficial ownership (within the meaning of Rule 13d-3 under the Exchange Act) of Common Stock.

ARTICLE VIII

PERFORMANCE AWARDS

8.01 Performance Awards.

(a) Award Periods and Determinations of Awards. The Committee may grant Performance Awards to Participants. A Performance Award shall consist of the right to receive a payment (measured by the Fair Market Value of a specified number of shares of Common Stock, increases in such Fair Market Value during the Award Period and/or a fixed cash amount) contingent upon the extent to which certain predetermined performance targets have been met during an Award Period. Performance Awards may be made in conjunction with, or in addition to, Restricted Share Awards made under Article VII. The Award Period shall be two or more fiscal or calendar years or other annual periods as determined by the Committee. The Committee, in its discretion and under such terms as it deems appropriate, may permit newly eligible Participants, such as those who are promoted or newly hired, to receive Performance Awards after an Award Period has commenced.

(b) Performance Targets. The performance targets may include such goals related to the performance of the Company and/or the performance of a Participant as may be established by the Committee in its discretion. In the case of Performance Awards intended to qualify for deductibility under the “performance-based” compensation exception contained in Section 162(m) of the Code, the targets will consist of specified levels of one or more of the Performance Goals. The performance targets established by the Committee may vary for different Award Periods and need not be the same for each Participant receiving a Performance Award in an Award Period. Except to the extent inconsistent with the performance-based compensation exception under Section 162(m) of the Code, in the case of Performance Awards granted to Participants to whom such section is applicable, the Committee, in its discretion, but only under extraordinary circumstances as determined by the Committee, may change any prior determination of performance targets for any Award Period at any time prior to the final determination of the value of a related Performance Award when events or transactions occur to cause such performance targets to be an inappropriate measure of achievement.

(c) Earning Performance Awards. The Committee, on or as soon as practicable after the Date of Grant, shall prescribe a formula to determine the percentage of the applicable Performance Award to be earned based upon the degree of attainment of performance targets.

(d) Payment of Earned Performance Awards. Payments of earned Performance Awards shall be made in cash or shares of Common Stock or a combination of cash and shares of Common Stock, in the discretion of the Committee. The Committee, in its sole discretion, may provide such terms and conditions with respect to the payment of earned Performance Awards as it may deem desirable.

8.02 Terms of Performance Awards.

(a) Termination of Employment. Unless otherwise provided below or in Section 8.03, in the case of a Participant’s Termination of Employment prior to the end of an Award Period, the Participant will not have earned any Performance Awards for that Award Period.

(b) Retirement. If a Participant’s Termination of Employment is because of Retirement prior to the end of an Award Period, the Participant will not be paid any Performance Award, unless the Committee, in its sole and exclusive discretion, determines that an Award should be paid. In such a case, the Participant shall be entitled to receive a pro-rata portion of his or her Award as determined under subsection (d).

(c) Death or Disability. If a Participant’s Termination of Employment is due to death or to disability (as determined in the sole and exclusive discretion of the Committee) prior to the end of an Award Period, the Participant or the Participant’s personal representative shall be entitled to receive a pro-rata share of his or her Award as determined under subsection (d).

(d) Pro-Rata Payment. The amount of any payment to be made to a Participant whose employment is terminated by Retirement, death or disability (under the circumstances described in subsections (b) and (c)) will be the amount determined by multiplying (i) the amount of the Performance Award that would have been earned through the end of the Award Period had such employment not been terminated by (ii) a fraction, the numerator of which is the number of whole months such Participant was employed during the Award Period, and the denominator of which is the total number of months of the Award Period. Any such payment made to a Participant whose employment is terminated prior to the end of an Award Period shall be made at the end of such Award Period, unless otherwise determined by the Committee in its sole discretion. Any partial payment previously made or credited to a deferred account for the benefit of a Participant in accordance with Section 8.01(d) of the Plan shall be subtracted from the amount otherwise determined as payable as provided in this Section 8.02(d).

(e) Other Events. Notwithstanding anything to the contrary in this Article VIII, the Committee may, in its sole and exclusive discretion, determine to pay all or any portion of a Performance Award to a Participant who has terminated employment prior to the end of an Award Period under certain circumstances (including the death, disability or Retirement of the Participant or a material change in circumstances arising after the Date of Grant), subject to such terms and conditions as the Committee shall deem appropriate.

8.03 Change in Control. Unless otherwise provided by the Committee in the applicable Award Agreement, in the event of a Change in Control, all Performance Awards for all Award Periods shall immediately become fully payable (at the maximum level) to all Participants and shall be paid to Participants within thirty (30) days after such Change in Control. Unless otherwise determined by the Committee, the provisions of this Section 8.03 shall not be applicable to any Performance Awards granted to a Participant if any Change in Control results from such Participant’s beneficial ownership (within the meaning of Rule 13d-3 under the Exchange Act) of Common Stock.

ARTICLE IX

OTHER STOCK-BASED AWARDS

9.01 Grant of Other Stock-Based Awards. Other stock-based awards, consisting of stock purchase rights, Awards of Common Stock, or Awards valued in whole or in part by reference to, or otherwise based on, Common Stock, may be granted either alone or in addition to or in conjunction with other Awards under the Plan. Subject to the provisions of the Plan, the Committee shall have sole and complete authority to determine the persons to whom and the time or times at which such Awards shall be made, the number of shares of Common Stock to be granted pursuant to such Awards, and all other conditions of the Awards. Any such Award shall be confirmed by an Award Agreement executed by the Company and the Participant, which Award Agreement shall contain such provisions as the Committee determines to be necessary or appropriate to carry out the intent of this Plan with respect to such Award.

9.02 Terms of Other Stock-Based Awards. In addition to the terms and conditions specified in the Award Agreement, Awards made pursuant to this Article IX shall be subject to the following:

(a) Non-Transferability. Any Common Stock subject to Awards made under this Article IX may not be sold, assigned, transferred, pledged or otherwise encumbered prior to the date on which the shares are issued, or, if later, the date on which any applicable restriction, performance or deferral period lapses; and

(b) Interest and Dividends. If specified by the Committee in the Award Agreement, the recipient of an Award under this Article IX shall be entitled to receive, currently or on a deferred basis, interest or dividends or dividend equivalents with respect to the Common Stock or other securities covered by the Award; and

(c) Termination of Service. The Award Agreement with respect to any Award shall contain provisions dealing with the disposition of such Award in the event of a termination of service prior to the exercise, realization or payment of such Award, whether such termination occurs because of Retirement, Permanent Disability, death or other reason, with such provisions to take account of the specific nature and purpose of the Award.

(d) Performance-Based Awards. With respect to Awards under this Article IX intended to qualify for deductibility under the “performance-based” compensation exception contained in Section 162(m) of the Code, performance targets will consist of specified levels of one or more of the Performance Goals.

(e) Vesting or Forfeiture of Other Stock-Based Awards. For Awards granted under this Article IX after the Effective Date, and subject to the provisions of any applicable retirement, severance or employment agreement or such terms as may be approved by the Committee relating to the Participant’s Permanent Disability, death or other termination of service, the vesting schedule or forfeiture period (i) for a non-performance-based Award shall not be less than three years or (ii) for a performance-based Award shall not be less than one year. Notwithstanding the foregoing, the vesting schedule or forfeiture period of an Award may, but need not, lapse in installments.

ARTICLE X

SHORT-TERM CASH INCENTIVE AWARDS

10.01 Eligibility. This Article X is a limited purpose provision that shall apply only in the event the Committee deems it appropriate that the Company’s short-term cash incentives for executive officers of the Company who are from time to time determined by the Committee to be “covered employees” for purposes of Section 162(m) of the Code qualify for deductibility under the “performance-based” compensation exception contained in Section 162(m).

10.02 Awards.

(a) Performance Targets. For each fiscal year of the Company with respect to which the Committee determines this Article X to be in effect, the Committee shall establish objective performance targets based on specified levels of one or more of the Performance Goals. Such performance targets shall be established by the Committee on a timely basis to ensure that the targets are considered “pre-established” for purposes of Section 162(m) of the Code.

(b) Amounts of Awards. In conjunction with the establishment of performance targets for a fiscal year, the Committee shall adopt an objective formula (on the basis of percentages of Participants’ salaries, shares in a bonus pool or otherwise) for computing the respective amounts payable under the Plan to Participants if and to the extent that the performance targets are attained. Such formula shall comply with the requirements applicable to performance-based compensation plans under Section 162(m) of the Code and, to the extent based on percentages of a bonus pool, such percentages shall not exceed 100% in the aggregate.

(c) Payment of Awards. Awards will be payable to Participants in cash each year upon prior written certification by the Committee of attainment of the specified performance targets for the preceding fiscal year.

(d) Negative Discretion. Notwithstanding the attainment by the Company of the specified performance targets, the Committee shall have the discretion, which need not be exercised uniformly among the Participants, to reduce or eliminate the award that would be otherwise paid.

(e) Guidelines. The Committee may adopt from time to time written policies for its implementation of this Article X. Such guidelines shall reflect the intention of the Company that all payments hereunder qualify as performance-based compensation under Section 162(m) of the Code.

10.03 Non-Exclusive Arrangement. The adoption and operation of this Article X shall not preclude the Board or the Committee from approving other short-term incentive compensation arrangements for the benefit of individuals who are Participants hereunder as the Board or Committee, as the case may be, deems appropriate and in the best interests of the Company.

ARTICLE XI

TERMS APPLICABLE TO ALL AWARDS GRANTED UNDER THE PLAN

11.01 Plan Provisions Control Award Terms; Successors. The terms of the Plan shall govern all Awards granted under the Plan, and in no event shall the Committee have the power to grant any Award under the Plan the terms of which are contrary to any of the provisions of the Plan. In the event any provision of any Award granted under the Plan shall conflict with any term in the Plan as constituted on the Date of Grant of such Award, the term in the Plan as constituted on the Date of Grant of such Award shall control. All obligations of the Company under the Plan with respect to Awards granted hereunder shall be binding on any successor to the Company, whether the existence of such successor is the result of a direct or indirect purchase, merger, consolidation, or otherwise, of all or substantially all of the business and/or assets of the Company.

11.02 Award Agreement. No person shall have any rights under any Award granted under the Plan unless and until the Company and the Participant to whom such Award shall have been granted shall have executed and delivered an Award Agreement or the Participant shall have received and acknowledged notice of the Award authorized by the Committee expressly granting the Award to such person and containing provisions setting forth the terms of the Award.

11.03 Modification of Award After Grant. No Award granted under the Plan to a Participant may be modified (unless such modification does not materially decrease the value of that Award) after its Date of Grant except by express written agreement between the Company and such Participant, provided that any such change (a) may not be inconsistent with the terms of the Plan, and (b) shall be approved by the Committee.

11.04 Limitation on Transfer. Except as provided in Section 7.01(c) in the case of Restricted Shares, a Participant’s rights and interest under the Plan may not be assigned or transferred other than by will or the laws of descent and distribution and, during the lifetime of a Participant, only the Participant personally (or the Participant’s personal representative) may exercise rights under the Plan. The Participant’s Beneficiary may exercise the Participant’s rights to the extent they are exercisable under the Plan following the death of the Participant. Notwithstanding the foregoing, the Committee may grant Non-Qualified Stock Options that are transferable, without payment of consideration, to immediate family members of the Participant, to trusts or partnerships for such family members, or to such other parties as the Committee may approve (as evidenced by the applicable Award Agreement or an amendment thereto), and the Committee may also amend outstanding Non-Qualified Stock Options to provide for such transferability.

11.05 Withholding Taxes. The Company shall be entitled, if the Committee deems it necessary or desirable, to withhold (or secure payment from the Participant in lieu of withholding) the amount of any withholding or other tax required by law to be withheld or paid by the Company with respect to any amount payable and/or shares issuable under such Participant’s Award or with respect to any income recognized upon a disqualifying disposition of shares received pursuant to the exercise of an Incentive Stock Option, and the Company may defer payment of cash or issuance of shares upon exercise or vesting of an Award unless indemnified to its satisfaction against any liability for any such tax. The amount of such withholding or tax payment shall be determined by the Committee and shall be payable by the Participant at such time as the Committee determines. With the approval of the Committee, the Participant may elect to meet his or her withholding requirement (i) by having withheld from such Award at the appropriate time that number of shares of Common Stock the Fair Market Value of which is equal to the amount of withholding taxes due (the amount of withholding that may be satisfied in this manner may be limited by the Committee, in its discretion, in order to avoid adverse financial accounting consequences to the Company), (ii) by direct payment to the Company in cash of the minimum amount of any taxes required to be withheld with respect to such Award or (iii) by a combination of withholding such shares and paying cash.

11.06 Surrender of Awards. Any Award granted under the Plan may be surrendered to the Company for cancellation on such terms as the Committee and the Participant approve.

11.07 Cancellation and Rescission of Awards.

(a) Detrimental Activities. Unless the Award Agreement specifies otherwise, the Committee may cancel, rescind, suspend, withhold or otherwise limit or restrict any unexpired, unpaid, or deferred Awards at any time if the Participant is not in compliance with all applicable provisions of the Award Agreement and the Plan, or if the Participant engages in any “Detrimental Activity.” For purposes of this Section 11.07, “Detrimental Activity” shall include: (i) the rendering of services for any organization or engaging directly or indirectly in any business which is or becomes competitive with the Company, or which organization or business, or the rendering of services to such organization or business, is or becomes otherwise prejudicial to or in conflict with the interests of the Company; (ii) the disclosure to anyone outside the Company, or the use in other than the Company’s business, without prior written authorization from the Company, of any confidential information or material relating to the business of the Company, acquired by the Participant either during or after employment with the Company; (iii) any attempt directly or indirectly to induce any employee of the Company to be employed or perform services elsewhere or any attempt directly or indirectly to solicit the trade or business of any current or prospective customer, supplier or partner of the Company; or (iv) any other conduct or act determined to be injurious, detrimental or prejudicial to any interest of the Company.

(b) Enforcement. Upon exercise, payment or delivery pursuant to an Award, the Participant shall certify in a manner acceptable to the Company that he or she is in compliance with the terms and conditions of the Plan. In the event a Participant fails to comply with the provisions of paragraphs (a)(i)-(iv) of this Section 11.07, if applicable, prior to, or during the six months after, any exercise, payment or delivery pursuant to an Award, such exercise, payment or delivery may be rescinded within two years thereafter. In the event of any such rescission, the Participant shall pay to the Company the amount of any gain realized or payment received as a result of the rescinded exercise, payment or delivery, in such manner and on such terms and conditions as may be required, and the Company shall be entitled to set-off against the amount of any such gain any amount owed to the Participant by the Company.

11.08 Adjustments to Reflect Capital Changes.

(a) Recapitalization. The number and kind of shares subject to outstanding Awards, the Exercise Price for such shares, the number and kind of shares available for Awards subsequently granted under the Plan, the maximum number of shares in respect of which Awards can be made to any Participant in any calendar year and the Performance Goals and Award Periods applicable to outstanding Awards shall be appropriately adjusted to reflect any stock dividend, stock split, or share combination or any recapitalization, merger, consolidation, exchange of shares, liquidation or dissolution of the Company or other change in capitalization with a similar substantive effect upon the Plan or the Awards granted under the Plan. The Committee shall have the power and sole discretion to determine the amount of the adjustment to be made in each case.

(b) Certain Mergers. After any Merger in which the Company is not the surviving corporation or pursuant to which a majority of the shares which are of the same class as the shares that are subject to outstanding Options are exchanged for, or converted into, or otherwise become shares of another corporation, the surviving, continuing, successor or purchasing corporation, as the case may be (the “Acquiring Corporation”), will either assume the Company’s rights and obligations under outstanding Award Agreements or substitute awards in respect of the Acquiring Corporation’s stock for outstanding Awards, provided, however, that if the Acquiring Corporation does not assume or substitute for such outstanding Awards, the Board shall provide prior to the Merger that any unexercisable and/or unvested portion of the outstanding Awards shall be immediately exercisable and vested as of a date prior to such Merger, as the Board so determines. The exercise and/or vesting of any Award that was permissible solely by reason of this Section 11.08 shall be conditioned upon the consummation of the Merger. Any Awards which are neither assumed by the Acquiring Corporation nor exercised as of the date of the Merger shall terminate effective as of the effective date of the Merger. Comparable rights shall accrue to each Participant in the event of successive Mergers of the character described above.

(c) Options to Purchase Shares or Stock of Acquired Companies. After any Merger in which the Company or a Subsidiary shall be a surviving corporation, the Committee may grant Options or other Awards under the provisions of the Plan, pursuant to Section 424 of the Code or as is otherwise permitted under the Code, in full or partial replacement of or substitution for old stock options granted under a plan of another party to the merger whose shares of stock subject to the old options may no longer be issued following the Merger. The manner of application of the foregoing provisions to such options and any appropriate adjustments in the terms of such stock options shall be determined by the Committee in its sole discretion. Any such adjustments may provide for the elimination of any fractional shares which might otherwise become subject to any Options. The foregoing shall not be deemed to preclude the Company from assuming or substituting for stock options of acquired companies other than pursuant to this Plan.

11.09 Legal Compliance. Shares of Common Stock shall not be issued hereunder unless the issuance and delivery of such shares shall comply with applicable laws and shall be further subject to the approval of counsel for the Company with respect to such compliance. Notwithstanding any provision of this Plan or any applicable Award Agreement to the contrary, the Committee shall have the sole discretion to impose such conditions, restrictions and limitations (including suspending exercises of Options or Stock Appreciation Rights and the tolling of any applicable exercise period during such suspension) on the issuance of shares with respect to any Award unless and until the Committee determines that such issuance complies with (i) any applicable securities registration requirements or the Committee has determined that an exemption therefrom is available, (ii) any applicable listing requirement of any stock exchange on which the Common Stock is listed, (iii) any applicable Company policy or administrative rules, and (iv) any other applicable provision of law, including foreign securities laws where applicable.

11.10 No Right to Employment. No Participant or other person shall have any claim of right to be granted an Award under the Plan. Neither the Plan nor any action taken hereunder shall be construed as giving any Participant any right to be retained in the service of the Company or any of its Subsidiaries.

11.11 Awards Not Includable for Benefit Purposes. Payments received by a Participant pursuant to the provisions of the Plan shall not be included in the determination of benefits under any pension, group insurance or other benefit plan applicable to the Participant which is maintained by the Company or any of its Subsidiaries, except as may be provided under the terms of such plans or determined by the Board.

11.12 Governing Law. All determinations made and actions taken pursuant to the Plan shall be governed by the laws of the State of Delaware, other than the conflict of laws provisions thereof, and construed in accordance therewith.

11.13 No Strict Construction. No rule of strict construction shall be implied against the Company, the Committee or any other person in the interpretation of any of the terms of the Plan, any Award granted under the Plan or any rule or procedure established by the Committee.

11.14 Captions. The captions (i.e., all Section headings) used in the Plan are for convenience only, do not constitute a part of the Plan, and shall not be deemed to limit, characterize or affect in any way any provisions of the Plan, and all provisions of the Plan shall be construed as if no captions had been used in the Plan.

11.15 Severability. Whenever possible, each provision in the Plan and every Award at any time granted under the Plan shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of the Plan or any Award at any time granted under the Plan shall be held to be prohibited by or invalid under applicable law, then (a) such provision shall be deemed amended to accomplish the objectives of the provision as originally written to the fullest extent permitted by law and (b) all other provisions of the Plan, such Award and every other Award at any time granted under the Plan shall remain in full force and effect.

11.16 Amendment and Termination.

(a) Amendment. The Board shall have complete power and authority to amend the Plan at any time; provided, that no termination or amendment of the Plan may, without the consent of the Participant to whom any Award shall theretofore have been granted under the Plan, materially adversely affect the right of such individual under such Award; and provided further, that the Board shall not, without approval by the stockholders of the Company, make any amendment which requires stockholder approval under the Code or under any other applicable law or rule of any stock exchange on which the Common Stock is listed. Notwithstanding any other provision of this Plan, except in connection with adjustments to reflect changes in capitalization in accordance with Section 11.08, the terms of outstanding Options and Stock Appreciation Rights may not be amended or modified, without approval by the stockholders of the Company, to reduce the Exercise Price, to cancel the Option or Stock Appreciation Rights when the Exercise Price exceeds the Fair Market Value of the underlying Common Stock in exchange for another Award, or in any other circumstance meeting the definition of a “repricing” under the rules of the New York Stock Exchange (or any similar rule of a stock exchange on which the Common Stock is then listed).

(b) Termination. The Board shall have the right and the power to terminate the Plan at any time. No Award shall be granted under the Plan after the termination of the Plan, but the termination of the Plan shall not have any other effect and any Award outstanding at the time of the termination of the Plan may be exercised after termination of the Plan at any time prior to the expiration date of such Award to the same extent such Award would have been exercisable had the Plan not been terminated.

11.17 Employees Based Outside of the United States. Notwithstanding any provision of the Plan to the contrary, in order to comply with the laws in other countries in which the Company and its Subsidiaries operate or have employees or directors, the Board, in its sole discretion, shall have the power and authority to:

(a) Determine which Subsidiaries shall be covered by the Plan;

(b) Determine which employees or directors outside the United States are eligible to participate in the Plan;

(c) Modify the terms and conditions of any Award granted to employees or directors outside the United States to comply with applicable foreign laws;

(d) Establish subplans and modify exercise procedures and other terms and procedures, to the extent such actions may be necessary or advisable. Any subplans and modifications to Plan terms and procedures established under this Section 11.17 by the Board shall be attached to this Plan document as appendices; and

(e) Take any action, before or after an Award is made, that it deems advisable to obtain approval or comply with any necessary local government regulatory exemptions or approvals.

Notwithstanding the above, the Board may not take any actions hereunder, and no Awards shall be granted, that would violate the Exchange Act, the Code, any securities law, or governing statute or any other applicable law.

11.18 Deferred Compensation. No Award shall provide for a deferral of compensation under Section 409A of the Code unless the Committee specifically provides that the Award is intended to be subject to Section 409A of the Code and the Committee shall interpret this Plan in a manner consistent with an Award’s designation as either subject to or exempt from Section 409A of the Code, as applicable.

11.19 Leaves of Absence. Unless the Committee provides otherwise, vesting of Awards granted hereunder will be suspended during any unpaid leave of absence, but such leave of absence (if approved by the Company) shall not be deemed a termination of employment or service for purposes of the Plan. For purposes of Incentive Stock Options, no such leave may exceed 90 days unless reemployment upon expiration of such leave is guaranteed by statute or contract. If reemployment upon expiration of a leave of absence approved by the Company is not so guaranteed, then three (3) months following the 91st day of such leave any Incentive Stock Option held by the Participant will cease to be treated as an Incentive Stock Option and will be treated for tax purposes as a Non-Qualified Stock Option.

11.20 Electronic Delivery of Plan Information and Electronic Signatures. To the extent permitted by applicable law, the Company may deliver by email or other electronic means (including posting on a web site maintained by the Company or by a third party under contract with the Company) all documents relating to the Plan or any Award thereunder (including without limitation, prospectuses required by applicable securities law) and all other documents that the Company is required to deliver to its security holders (including without limitation, annual reports and proxy statements). To the extent permitted by applicable law, the Participant’s execution of an Award Agreement may be made by electronic facsimile or other method of recording of the Participant’s signature in a manner that is acceptable to the Committee.

* * * * * *

WESCO INTERNATIONAL, INC. Suite 700 225 West Station Square Drive Pittsburgh, PA 15219-1122 (412) 454-2200 www.wesco.com

 Copyright by WESCO 2008. All rights reserved.

This Proxy is solicited on behalf of the Board of Directors. The Board of Directors recommends a vote FOR the following proposals. Please Mark Here for Address Change or Comments SEE REVERSE SIDE 1. ELECTION OF DIRECTORS: 01 Roy W. Haley 02 George L. Miles, Jr. 03 John K. Morgan 04 James L. Singleton The above to be elected for a three-year term to expire in 2011. FOR all nominees listed above (except as marked to the contrary) WITHHOLD AUTHORITY to vote for all nominees listed above (Instruction: To withhold authority to vote for any nominee, write that nominee’s name on the line below.) FOR AGAINST ABSTAIN 2. Approval of Renewal and Restatement of the WESCO International, Inc. 1999 Long-Term Incentive Plan FOR AGAINST ABSTAIN 3. Ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the year ending December 31, 2008. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting. This proxy, when properly executed will be voted in the manner directed herein by the undersigned stockholder. If no direction is made, the proxy will be voted FOR the foregoing proposals. Please sign exactly as name appears below. When shares are held by joint tenants, both should sign. When signing as attorney, as executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person. Please disregard if you have previously provided your proxy. Signature Signature Date , 2008 PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE. FOLD AND DETACH HERE WE ENCOURAGE YOU TO TAKE ADVANTAGE OF INTERNET OR TELEPHONE VOTING, BOTH ARE AVAILABLE 24 HOURS A DAY, 7 DAYS A WEEK. Internet and telephone voting is available through 11:59 PM Eastern Time, May 20, 2008, the day prior to Annual Meeting day. Your Internet or telephone vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card. INTERNET http://www.proxyvoting.com/wcc Use the internet to vote your proxy. Have your proxy card in hand when you access the web site. OR TELEPHONE 1-866-540-5760 Use any touch-tone telephone to vote your proxy. Have your proxy card in hand when you call. If you vote your proxy by Internet or by telephone, you do NOT need to mail back your proxy card. To vote by mail, mark, sign and date your proxy card and return it in the enclosed postage-paid envelope. Choose MLinkSM for fast, easy and secure 24/7 online access to your future proxy materials, investment plan statements, tax documents and more. Simply log on to Investor ServiceDirect® at www.bnymellon.com/shareowner/isd where step-by-step instructions will prompt you through enrollment. You can view the Annual Report and Proxy Statement on the Internet at www.proxydocs.com/wcc

WESCO International, Inc. 225 West Station Square Drive, Suite 700 Pittsburgh, Pennsylvania 15219-1122 This Proxy is solicited on behalf of the Board of Directors. The Board of Directors recommends a vote FOR the foregoing proposals. PROXY The undersigned hereby appoints Stephen A. Van Oss and Marcy Smorey-Giger as Proxies, and each of them with full power of substitution, to represent the undersigned and to vote all shares of common stock of WESCO International, Inc., which the undersigned would be entitled to vote if personally present and voting at the Annual Meeting of Stockholders to be held May 21, 2008 or any adjournment thereof, upon all matters coming before the meeting. Address Change/Comments (Mark the corresponding box on the reverse side) FOLD AND DETACH HERE